                                                                     EXHIBIT 4.2

                                                                Brown & Wood LLP
                                                                        Draft of
                                                                          9/4/96



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                            FLEETWOOD CREDIT CORP.,

                                    Servicer


                      FLEETWOOD CREDIT RECEIVABLES CORP.,

                                     Seller





                         Fleetwood Credit Grantor Trust
                   Standard Terms and Conditions of Agreement
                             (Senior/Subordinated)
                          Effective September 1, 1996





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                               TABLE OF CONTENTS

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                                                    ARTICLES ONE - TEN

                                                        [Reserved]


                                                      ARTICLE ELEVEN

                                                       DEFINITIONS

Section 11.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 11.02.  Usage of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 11.03.  Cutoff Date and Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 11.04.  Section References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 11.05.  Separate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                                      ARTICLE TWELVE

                                                     THE RECEIVABLES

Section 12.01.  Representations and Warranties of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 12.02.  Repurchase Upon Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 12.03.  Conveyance of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 12.04.  Custody of Receivable Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 12.05.  Duties of Servicer as Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 12.06.  Instructions; Authority to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 12.07.  Indemnification by Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 12.08.  Effective Period and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                                     ARTICLE THIRTEEN

                                       ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 13.01.  Duties of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 13.02.  Collection of Receivable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 13.03.  Realization Upon Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 13.04.  Physical Damage Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 13.05.  Maintenance of Security Interests in Financed Vehicles  . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.06.  Covenants of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.07.  Purchase of Receivables Upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.08.  Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 13.09.  Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 13.10.  Annual Statement as to Compliance; Notice of Default; Opinion as to Interest of the
                    Trustee in the Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

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Section 13.11.  Annual Independent Certified Public Accountant's Report . . . . . . . . . . . . . . . . . . . . . . .  25
Section 13.12.  Access to Certain Documentation and Information Regarding Receivables . . . . . . . . . . . . . . . .  25
Section 13.13.  Reports to Certificateholders and Each Rating Agency  . . . . . . . . . . . . . . . . . . . . . . . .  26


                                                     ARTICLE FOURTEEN

                                               DISTRIBUTIONS; RESERVE FUND;
                                             STATEMENTS TO CERTIFICATEHOLDERS

Section 14.01.  Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 14.02.  Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 14.03.  Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 14.04.  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 14.05.  Non-Reimbursable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 14.06.  Additional Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 14.07.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 14.08.  Subordination; Reserve Fund; Priority of Distributions  . . . . . . . . . . . . . . . . . . . . . . .  32
Section 14.09.  Net Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 14.10.  Statements to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                                     ARTICLE FIFTEEN

                                              THE SERVICER LETTER OF CREDIT

Section 15.01.  Servicer Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                     ARTICLE SIXTEEN

                                                     THE CERTIFICATES

Section 16.01.  The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 16.02.  Execution, Authentication and Delivery of Certificates  . . . . . . . . . . . . . . . . . . . . . . .  39
Section 16.03.  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 16.04.  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 16.05.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 16.06.  Access to List of Certificateholder Names and Addresses . . . . . . . . . . . . . . . . . . . . . . .  40
Section 16.07.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 16.08.  Temporary Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 16.09.  Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 16.10.  Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 16.11.  Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
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                                                    ARTICLE SEVENTEEN

                                                        THE SELLER

Section 17.01.  Representations of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 17.02.  Liability of Seller; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 17.03.  Merger or Consolidation of, or Assumption of the Obligations of, Seller; Certain
                    Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 17.04.  Limitation on Liability of Seller and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 17.05.  Seller May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 17.06.  No Transfer of Excess Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


                                                     ARTICLE EIGHTEEN

                                                       THE SERVICER

Section 18.01.  Representations of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 18.02.  Liability of Servicer; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 18.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer . . . . . . . . . . . . . .  50
Section 18.04.  Limitation on Liability of Servicer and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 18.05.  Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


                                                     ARTICLE NINETEEN

                                                    EVENTS OF DEFAULT

Section 19.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 19.02.  Trustee to Act; Appointment of Successor Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 19.03.  Reimbursement for Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 19.04.  Notification of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 19.05.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54


                                                      ARTICLE TWENTY

                                                       THE TRUSTEE

Section 20.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 20.02.  Trustee's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 20.03.  Trustee's Assignment of Repurchased and Removed Receivables . . . . . . . . . . . . . . . . . . . . .  56
Section 20.04.  Certain Matters Affecting Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 20.05.  Trustee Not Liable for Certificates or Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 20.06.  Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 20.07.  Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

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Section 20.08.  Indemnity of Trustee and Successor Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 20.09.  Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 20.10.  Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 20.11.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 20.12.  Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 20.13.  Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 20.14.  Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                    ARTICLE TWENTY ONE

                                                       TERMINATION

Section 21.01.  Termination of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 21.02.  Optional Purchase of All Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 21.03.  Sale of All Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


                                                    ARTICLE TWENTY TWO

                                                 MISCELLANEOUS PROVISIONS

Section 22.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 22.02.  Protection of Title to Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 22.03.  Limitation on Certificateholder Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 22.04.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 22.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 22.06.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 22.07.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 22.08.  Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 22.09.  No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
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                                                         EXHIBITS

Exhibit A - Servicer Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Trustee's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1


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                         FLEETWOOD CREDIT GRANTOR TRUST
                   STANDARD TERMS AND CONDITIONS OF AGREEMENT
                             (SENIOR/SUBORDINATED)
                          EFFECTIVE SEPTEMBER 1, 1996

                   for Fleetwood Credit Grantor Trusts formed
                     subsequent to the date specified above


                                  INTRODUCTION

         These Standard Terms and Conditions of Agreement (Senior/Subordinated) Effective September 1, 1996 (the "Standard Terms and Conditions") shall be applicable to Fleetwood Credit Grantor Trusts formed on or after the date hereof, with respect to which a Pooling and Servicing Agreement incorporating by reference these Standard Terms and Conditions shall have been executed.


                                 ARTICLE ELEVEN

                                  DEFINITIONS

         Section 11.01. Definitions. Whenever used in the Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accrued Interest" on a Receivable, as of any Distribution Date, means that amount of interest, if any, accrued on the Principal Balance of such Receivable at the related APR since the most recent date upon which a payment was made by or on behalf of the related Obligor in respect of such Receivable through the end of the Collection Period immediately preceding the Collection Period in which such Distribution Date occurs.

         "Advance" shall have the meaning specified in Section 14.04.

         "Advisor" shall have the meaning specified in Section 21.03.

         "Agreement" means the Pooling and Servicing Agreement executed by the Seller, the Servicer and the Trustee as of the Cutoff Date, into which these Standard Terms and Conditions shall be incorporated by reference, and all amendments and supplements thereto.

         "Amount Financed" in respect of a Receivable means the amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of interest stated in such Receivable.

         "Auction" shall have the meaning specified in Section 21.03.
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         "Auction Procedures" shall have the meaning specified in Section
21.03.

         "Auction Property" shall have the meaning specified in Section 21.03.

         "Authorized Officer" means an officer of the Trustee assigned to the Corporate Trust Office, including any Vice President, any trust officer or any other officer performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject.

         "Available Funds" means, with respect to any Distribution Date, the sum of (i) all cash received by the Servicer in respect of the Receivables under the Agreement during the related Collection Period (including Non-Reimbursable Payments and Advances but other than (a) late payment and extension fees and administrative charges, if any, and (b) recoveries by the Servicer of amounts on the Receivables that were repurchased by the Seller or purchased by the Servicer prior to the related Collection Period), and (ii) the Repurchase Amounts of all Receivables purchased or to be purchased under the Agreement in respect of the related Collection Period.

         "Book-Entry Certificates" means a beneficial interest in the Class A Certificates or Class B Certificates, as the case may be, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 16.09.

         "Business Day" means a day on which the Trustee and banks located in New York, New York, Los Angeles, California and the city in which the Corporate Trust Office is located are open for the purpose of conducting a commercial banking business.

         "Certificate Account" means the account designated as such and established and maintained pursuant to Section 14.01.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the related Certificateholder.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 16.03.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, the interest evidenced by any Certificate registered in the name of the Seller or the Servicer, or any Person controlling, controlled by or under common control with the Seller or the Servicer, or evidenced by a Book-Entry Certificate of which the Seller, the Servicer or any such Person is the Certificate





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
Owner, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

         "Certificates" means the Class A Certificates and the Class B Certificates.

         "Class" means all Certificates whose form is identical except for variation in denomination, principal amount, owner or designation of class.

         "Class A Certificate" means any one of the Class A Certificates executed and authenticated by the Trustee in substantially the form set forth as an Exhibit to the Agreement.

         "Class A Certificate Balance" shall equal, initially, the Original Class A Certificate Balance and, thereafter, shall equal the Original Class A Certificate Balance, reduced by all amounts previously distributed on the Class A Certificates and allocable to principal.

         "Class A Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

         "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (a) the Class A Interest Distributable Amount for such Distribution Date and any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (b) the amount of interest distributed to the Class A Certificateholders on such current Distribution Date.

         "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the product of one-twelfth of the Class A Pass-Through Rate and the Class A Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to distributions of principal to be made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date, the Original Class A Certificate Balance.

         "Class A Pass-Through Rate" shall have the meaning specified in the Agreement.

         "Class A Percentage" shall have the meaning specified in the Agreement.

         "Class A Pool Factor" means, with respect to any Record Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of such Record Date divided by the Original Class A Certificate Balance.

         "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the





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
amount of principal that the Holders of the Class A Certificates actually received on such current Distribution Date.

         "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Percentage of the Monthly Principal Payment (but not exceeding the Class A Certificate Balance as of such Distribution Date).
In addition, with respect to the Distribution Date relating to the Collection Period in which the last Receivable in the Trust is scheduled to mature or the Distribution Date relating to the Record Date as of which all remaining Receivables are to be purchased pursuant to Section 21.02 or 21.03, the Class A Principal Distributable Amount will include the portion of such amount necessary (after giving effect to the other amounts to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

         "Class B Certificate" means any one of the Class B Certificates executed and authenticated by the Trustee in substantially the form set forth as an Exhibit to the Agreement.

         "Class B Certificate Balance" shall equal, initially, the Original Class B Certificate Balance and, thereafter, shall equal the Original Class B Certificate Balance, reduced by (a) all amounts previously distributed on the Class B Certificates and allocable to principal and (b) Realized Losses allocable to the Class B Certificates.

         "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class B Principal Distributable Amount, (b) the Class B Interest Distributable Amount and (c) recoveries to the extent allocable to principal on Receivables which became Defaulted Receivables in one or more prior Collection Periods.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (a) the Class B Interest Distributable Amount for such Distribution Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (b) the amount of interest distributed to the Class B Certificateholders on such current Distribution Date.

         "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the product of one-twelfth of the Class B Pass-Through Rate and the Class B Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to distributions of principal made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date, the Original Class B Certificate Balance.

         "Class B Pass-Through Rate" shall have the meaning specified in the Agreement.

         "Class B Percentage" shall have the meaning specified in the Agreement.

         "Class B Pool Factor" means, with respect to any Record Date, a seven-digit decimal equal to the Class B Certificate Balance as of such Record Date divided by the Original Class B Certificate Balance.

         "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the Holders of the Class B Certificates actually received on such current Distribution Date.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Percentage of the Monthly Principal Payment (but not exceeding the Class B Certificate Balance as of such Distribution Date).

         "Class Percentage" means the Class A Percentage or the Class B Percentage, as the case may be.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" shall have the meaning specified in the Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collected Interest" means, with respect to each Collection Period, the portion of all Available Funds received by the Servicer on or in respect of the Receivables during such Collection Period allocable to interest.

         "Collected Principal" means, with respect to each Collection Period, the portion of all Available Funds received by the Servicer on or in respect of the Receivables during such Collection Period allocable to principal.

         "Collection Period" means, as to any Distribution Date and the related Record Date, the calendar month ending immediately prior to such Distribution Date.

         "Commission" means the Securities and Exchange Commission, and any successor thereto.

         "Corporate Trust Office" means the office of the Trustee at which its corporate trust business shall be administered, which office shall be specified in the Agreement, or such office at some other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer and the Letter of Credit Bank, if any.

         "Cutoff Date" shall have the meaning specified in the Agreement.

         "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to Fleetwood Credit under an agreement with Fleetwood Credit.

         "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which (i) all or any part of a scheduled payment is 180 days delinquent or (ii) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely and has repossessed and liquidated the related Financed Vehicle within such 180 day period.

         "Definitive Certificates" shall have the meaning specified in Section 16.09.

         "Delinquency Percentage" for any Fiscal Quarter means a percentage equal to the average of the month end percentages, the numerator of which is the aggregate principal balance of the Receivables (excluding Defaulted Receivables) that are 90 days or more past due (which amount shall include Receivables in respect of Financed Vehicles that have been repossessed but not yet sold or otherwise liquidated) and the denominator of which is the Pool Balance, in each case calculated on the last day of the three related Collection Periods in such Fiscal Quarter.

         "Delivery" when used with respect to Reserve Fund Property means:

                 (a) with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of
         Section 9-105(1)(i) of the UCC and are susceptible of physical delivery (collectively, "Physical Property"), transfer thereof to the Trustee or its Financial Intermediary in accordance with Section 8-313(1)(a), Section 8-313(1)(d)(i) or Section 8-313(1)(g) of the UCC,
         and that any such Physical Property that is in a registerable form has been registered in the name of the Trustee, its Financial Intermediary, its custodian or its nominee, as collateral agent;

                 (b) with respect to any Reserve Fund Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (i) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Trustee or by a custodian, as collateral agent, and issuance to the Trustee or to such custodian, as the case may be, as collateral agent, of a deposit advice or other written confirmation of such book-entry registration;
         (ii) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee, and indicating that such custodian holds such Reserve Fund Property solely as agent for the Trustee, and the making by the Trustee of entries in its books and records establishing that it holds such Reserve Fund Property solely as collateral agent, and the making by the Trustee of entries in its books and records establishing that it holds such Reserve Fund Property solely as Trustee pursuant to Section 14.08 and (iii) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Reserve Fund Property to the Trustee, acting solely as collateral agent, consistent with changes in applicable law or regulations or the interpretation thereof; and

                 (c) with respect to any Reserve Fund Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration of the transfer to and ownership of such Reserve Fund Property by the Trustee, its Financial Intermediary, its custodian or its nominee, acting solely as collateral agent, by the issuer of such Reserve Fund Property.

         "Determination Date" means, as to any Distribution Date, the eighth calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Distribution Date" means, for each Collection Period, the fifteenth day of the following month, or if such day is not a Business Day, the immediately succeeding Business Day, commencing with the date specified in the Agreement.

         "DTC" means The Depository Trust Company, and any successor thereto.

         "Duff & Phelps" means Duff & Phelps Inc., and any successor thereto.

         "Event of Default" shall have the meaning specified in Section 19.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excess Amounts" shall have the meaning set forth in Section 14.07(b).

         "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, and its successors.

         "FNMA" means the Federal National Mortgage Association, and its successors.

         "Final Scheduled Distribution Date" shall have the meaning specified in the Agreement.

         "Financed Vehicle" with respect to a Receivable means the recreational vehicle, together with all accessions thereto, securing the related Obligor's indebtedness under such Receivable.

         "Financial Intermediary" shall have the meaning specified in Section 8-313(4) of the UCC.

         "Fiscal Quarters" means each of the following three-month periods:
(i) January, February and March; (ii) April, May and June; (iii) July, August and September; and (iv) October, November and December.

         "Fleetwood Credit" means Fleetwood Credit Corp.

         "Independent Director" means a director of the Seller who is not (a) a director, officer or employee of any affiliate of the Seller; (b) a person related to any officer or director of any affiliate of the Seller; (c) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Seller; or (d) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Seller.

         "Initial Servicer Letter of Credit Amount" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Letter of Credit Bank" means any Person which has provided a Servicer Letter of Credit in accordance with Section 15.01.

         "Letter of Representations" means the agreement among the Seller, the Trustee and the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as an Exhibit to the Agreement.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens which attach to a Receivable or any property, as the context may require, by operation of law.

         "Liquidation Proceeds" means monies collected (from whatever source) during a Collection Period on or in respect of a Defaulted Receivable, net of all amounts (i) expended by the Servicer in effecting such collections and (ii) required by law to be remitted to the related Obligor.

         "Monthly Principal Payment" means, as of any Distribution Date, an amount equal to (i) the Pool Balance as of the second Record Date preceding such Distribution Date (or, with respect to the first Distribution Date, the Original Pool Balance) less (ii) the Pool Balance as of the Record Date immediately preceding such Distribution Date.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Non-Reimbursable Payment" means, as of any Record Date, the payment required to be made by the Servicer pursuant to Section 14.05.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

         "Offered Securities" shall have the meaning specified in Section
17.03.

         "Officer's Certificate" means a certificate signed by the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Seller or the Servicer, as the case may be, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel (who may be an employee of or outside counsel to the Seller or the Servicer), which counsel shall be acceptable to the Trustee.

         "Optional Purchase Percentage" shall have the meaning specified in the Agreement.

         "Original Class A Certificate Balance" shall have the meaning specified in the Agreement.

         "Original Class B Certificate Balance" shall have the meaning specified in the Agreement.

         "Original Pool Balance" shall have the meaning specified in the Agreement.

         "Paid-Ahead Receivables" means Receivables the Principal Balance of which have been reduced by one or more scheduled monthly payments made in advance by the related Obligor.

         "Permitted Investments" means, at any time, any one or more of the following obligations and securities:

                   (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any State then rated the highest rating of each Rating Agency for such obligations, or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency;

                 (iii) commercial paper which is then rated the highest commercial paper rating of each Rating Agency for such obligations, or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any State and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper of such depository institution or trust company is then rated the highest rating of each Rating Agency for such obligations, or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency;

                   (v) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by each Rating Agency;

                 (vii) repurchase obligations with respect to any security described in clauses (i), (ii) or (viii) hereof or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States which is backed by the full faith and credit of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

                (viii) such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency;

provided that each of the foregoing investments shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase (other than instruments of which the Trustee is the obligor, which may mature on the related Distribution Date), and shall be required to be held to such maturity.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" shall have the meaning specified in the definition of the term "Delivery."

         "Pool Balance" as of any Record Date, means the aggregate Principal Balance of the Receivables (excluding all Repurchased Receivables and Defaulted Receivables) as of the close of business on such Record Date.

         "Principal Balance" of a Receivable as of any date, means the Amount Financed, without regard to any offsets or judicial reductions thereof, minus the sum of (i) that portion of all payments received on or prior to such date by the Servicer and allocable as a payment of principal pursuant to Section 14.03, (ii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed unless such refund must be paid to the related Obligor and (iii) any payment of the Repurchase Amount allocable to principal with respect to each Receivable which became a Defaulted Receivable or Repurchased Receivable during or prior to the related Collection Period.

         "Rated Certificates" means each Class of Certificates that has been rated by a Rating Agency at the request of the Seller.

         "Rating Agency" means each nationally recognized rating agency specified in the Agreement as from time to time shall be rating the Rated Certificates.

         "Realized Loss Percentage" for any Fiscal Quarter means a percentage with respect to the three Collection Periods that fell in such Fiscal Quarter equal to (a) the aggregate Repurchase Amount for all Receivables that become Defaulted Receivables during such Fiscal Quarter, minus (b) the sum of (i) the aggregate Liquidation Proceeds received by the Servicer during such Fiscal Quarter with respect to all Receivables that became Defaulted Receivables during such Fiscal Quarter and (ii) all recoveries in respect of Defaulted Receivables received during such Fiscal Quarter, to the extent not otherwise covered in clause (i) above, which amount is then divided by the mean of the three Pool Balances calculated as of the Record Date immediately preceding the first day of each Collection Period that fell in such Fiscal Quarter; such quotient is then multiplied by four to arrive at an annualized percentage.

         "Realized Losses" with respect to each Collection Period will equal the amount by which (a) the aggregate Principal Balance of all Receivables which became Defaulted Receivables during such Collection Period exceeds (b) the sum of (i) the aggregate Liquidation Proceeds recovered in respect of principal of such Defaulted Receivables during such Collection Period and (ii) recoveries in respect of all Defaulted Receivables received in such Collection Period, to the extent not otherwise covered in clause (i) above.

         "Receivable" means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle which is transferred by the Seller to the Trust pursuant to the Agreement on the Closing Date, and all proceeds thereof and payments thereunder, which Receivable shall be identified on the Schedule of Receivables.

         "Receivable Files" means the documents specified in Section 12.04.

         "Receivables Pool" means the pool of Receivables included in the Trust.

         "Receivables Purchase Agreement" shall have the meaning specified in the Agreement.

         "Record Date" means, in respect of each Collection Period, the close of business on the last day of the related calendar month. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections and (ii) all distributions to any party under the Agreement or the related Obligor, as the case may be, in each case as determined as of the Record Date.

         "Recreational Vehicle Receivables" shall have the meaning specified in
Section 17.03.

         "Repurchase Amount" as of any date, means the amount required to prepay in full the Principal Balance of a Receivable plus interest thereon at a rate equal to the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (ii) the Servicing Fee Rate to the last day of the month in which such date occurs.

         "Repurchased Receivable" means a Receivable purchased as of a Record Date by the Servicer (or a successor to the Servicer) pursuant to Section 13.07 or 21.02 or by the Seller pursuant to Section 12.02 or 21.02.

         "Required Deposit Rating" means the rating or ratings specified in the Agreement.

         "Required Long Term Debt Rating" means the rating or ratings, if applicable, specified in the Agreement.

         "Required Rating" means the rating or ratings specified in the Agreement.

         "Required Servicer Rating" means the rating or ratings specified in the Agreement.

         "Reserve Fund" means the account established and maintained pursuant to Section 14.08.

         "Reserve Fund Initial Deposit" shall have the meaning specified in the Agreement.

         "Reserve Fund Property" shall have the meaning specified in Section 14.08(a)(ii).

         "Reset Percentage" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Residual Certificate" shall have the meaning specified in Section
16.01.

         "Schedule of Receivables" means the schedule of receivables attached as Schedule A to the Agreement, as it may be amended or supplemented from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securitization Agreement" shall have the meaning specified in Section 17.03.

         "Seller" means Fleetwood Credit Receivables Corp., in its capacity as seller of the Receivables under the Agreement, and each successor to Fleetwood Credit Receivables Corp. (in the same capacity) pursuant to Section 17.03.

         "Servicer" means Fleetwood Credit, in its capacity as servicer of the Receivables, and each successor to Fleetwood Credit (in the same capacity) pursuant to Section 18.03 or 19.02.

         "Servicer Letter of Credit" means, if the Servicer desires to remit collections on or in respect of the Receivables to the Certificate Account on a monthly basis but the conditions of clause (a) of Section 14.02 are not otherwise satisfied, an irrevocable letter of credit, issued by the Letter of Credit Bank and naming the Trustee as beneficiary, substantially in, except as otherwise provided in the Agreement, the form attached hereto as Exhibit A.

         "Servicer Letter of Credit Amount" means the amount determined pursuant to Section 15.01(a).

         "Servicer Letter of Credit Percentage" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Servicer's Certificate" means an Officer's Certificate of the Servicer completed and executed pursuant to Section 13.09, substantially in the form attached as an Exhibit to the Agreement.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 13.08.

         "Servicing Fee Rate" shall have the meaning specified in the Agreement.

         "Specified Reserve Fund Balance" shall have the meaning specified in the Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., and any successor thereto.

         "State" means any state of the United States or the District of Columbia.

         "Successor Servicer" shall have the meaning specified in Section
20.08.

         "Trust" means the trust created by the Agreement, the estate of which shall consist of (i) the Receivables (other than Repurchased Receivables) and all payments due thereunder on and after the Cutoff Date, other than Accrued Interest as of the opening of business on the Cutoff Date; (ii) security interests in the Financed Vehicles; (iii) funds deposited in the Certificate Account and proceeds thereof; (iv) the Servicer Letter of Credit, if any; (v) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee; (vi) proceeds from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or Obligors; (vii) the Seller's rights under the Receivables Purchase Agreement; (viii) the right of the Seller to receive payments pursuant to repurchase obligations of Dealers relating to the Receivables; and (ix) all proceeds of the foregoing. The Reserve Fund shall not be a part of or otherwise includable in the Trust.

         "Trustee" means the Person acting as Trustee under the Agreement, its successor in interest, and any successor trustee pursuant to Section 20.11.

         "Trustee's Certificate" means a certificate completed and executed by the Trustee by an Authorized Officer pursuant to Section 20.02 or 20.03, substantially in the form attached hereto as, in the case of assignment to the Seller, Exhibit B-1, and in the case of an assignment to the Servicer, Exhibit B-2.

         "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction or, with respect to Louisiana, the equivalent body of statutory and commercial law.

         "United States" means the United States of America.

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President."

         "Voting Interests" means the aggregate voting strength evidenced by the Class A Certificates or the Class B Certificates, as the case may be; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Class A Certificateholders or Class B Certificateholders, as the case may be, necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any such Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by or under common control with the Seller or the Servicer.

         Section 11.02. Usage of Terms. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         Section 11.03. Cutoff Date and Record Date. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

         Section 11.04. Section References. All section references shall be to Sections in these Standard Terms and Conditions.

         Section 11.05. Separate Agreements. Each Agreement which shall incorporate by reference these Standard Terms and Conditions shall be separate and distinct from each other such Agreement, no provision of any such Agreement shall be applicable to any other such Agreement, and all references to "the Agreement" and to provisions thereof shall be references to a particular Agreement which incorporates these Standards Terms and Conditions.

                                 ARTICLE TWELVE

                                THE RECEIVABLES

         Section 12.01. Representations and Warranties of Seller. The Seller shall make the following representations and warranties as to the Receivables on which the Trustee shall rely in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties shall speak as of the execution and delivery of the Agreement but shall survive the sale, transfer and assignment of the Receivables to the Trustee and any subsequent assignment or transfer pursuant to Article Fifteen.

                   (i) Characteristics of Receivables. Each Receivable (a) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by Fleetwood Credit from such Dealer under an agreement with Fleetwood Credit and shall have been validly assigned by such Dealer to Fleetwood Credit in accordance with its terms and shall have been subsequently sold by Fleetwood Credit to the Seller, (b) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of Fleetwood Credit in the related Financed Vehicle, which security interest has been assigned by Fleetwood Credit to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and provide for a finance charge or yield interest at its APR, and (e) shall provide for, in the event that such Receivable is prepaid in full, a payment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount at least equal to its APR.

                  (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures adverse to the Certificateholders shall have been utilized in selecting the Receivables from those Receivables of Fleetwood Credit which met the selection criteria set forth in this Section.

                 (iii) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of the Agreement in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss

         Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                  (iv) Binding Obligation. Each Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                   (v) No Government Obligor. None of the Receivables shall be due from the United States or any state or local government thereof or from any agency, department or instrumentality of the United States or any state or local government.

                  (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the related Financed Vehicle in favor of Fleetwood Credit as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of Fleetwood Credit as secured party.

                 (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                  (ix) No Amendments. No Receivable shall have been amended in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                   (x) No Defenses. No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                  (xi) No Liens. To the knowledge of the Seller, no liens or claims shall have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

                 (xii) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not have waived any of the foregoing.

                (xiii) Insurance. Fleetwood Credit, in accordance with its customary servicing procedures, shall have determined that each Obligor has obtained physical damage insurance covering the related Financed Vehicle.

                 (xiv) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee, and no provision of a Receivable shall have been waived, except as provided in clause (viii) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                  (xv) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the Agreement or pursuant to transfers of the Certificates shall be unlawful, void or voidable.

                 (xvi) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

                (xvii) One Original. There shall be only one original executed copy of each Receivable.

               (xviii)    Agreement.  The additional representations and
         warranties as to the Receivables in the Agreement shall be true and correct.

         Section 12.02. Repurchase Upon Breach. The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties set forth in Article Seven of the Agreement or Section 12.01 hereof which materially and adversely affects any Receivable. Unless the breach shall have been cured by the second Record Date following the discovery (or, at the Seller's option, the first Record Date following the discovery), the Seller shall repurchase any Receivable materially and adversely affected by the breach, as of such Record

Date. If necessary, the Seller shall enforce the obligation of Fleetwood Credit under the Receivables Purchase Agreement to repurchase such Receivable from the Seller. In consideration of the purchase of any such Receivable, the Seller shall remit the Repurchase Amount of such Receivable (less the amount of any Liquidation Proceeds with respect to such Receivable deposited, or to be deposited, by the Servicer in the Certificate Account pursuant to Section 13.03) to the Certificate Account in the manner specified in Section 14.06(a)(i). In the event that, as of the date of execution and delivery of the Agreement, any Liens or claims shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the lien granted by the related Receivable (whether or not the Seller has knowledge thereof), and such breach materially and adversely affects the interests of the Trust in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of the Seller's representations and warranties set forth in Article Seven of the Agreement or Section 12.01 hereof or with respect to the existence of any such Liens or claims shall be to require the Seller to repurchase Receivables pursuant to this Section and to enforce Fleetwood Credit's obligation to the Seller to repurchase such Receivables from the Seller pursuant to the Receivables Purchase Agreement.

         Section 12.03. Conveyance of Receivables. The Seller, pursuant to the mutually agreed upon terms contained in the Agreement, shall sell, transfer, assign and otherwise convey to the Trustee, without recourse (but subject to the Seller's obligations in the Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any other items as shall be specified in the Agreement. It is the intention of the Seller and the Certificateholders (as evidenced by the acceptance of their Certificates) that the transfer and assignment contemplated by the Agreement shall constitute a sale of the Receivables from the Seller to the Trust and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables and to perfect such sale under the UCC.

         In the event the transfer and assignment contemplated by the Agreement is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Trustee on behalf of the Trust a first priority perfected security interest in, to and under the related Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. The Agreement shall be deemed to be the grant of a security interest from the Seller to the Trustee on behalf of the Trust, and the Trustee on behalf of the Trust shall have all the rights, powers and privileges of a secured party under the UCC. In such event, the Seller agrees to take such action and execute such documents as the Trustee shall request in order fully to realize the benefits of such secured party status, including, without limitation, powers of attorneys, financing statements, notices of lien or other instruments or documents.

         Section 12.04. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable on or prior to the Closing Date:

                   (i)    the original of the Receivable;

                  (ii) all documents evidencing the existence of physical damage insurance covering the related Financed Vehicle;

                 (iii) the original credit application fully executed by the Obligor;

                  (iv) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest in the related Financed Vehicle; and

                   (v) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

         Section 12.05.  Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with the Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the receivable files of comparable recreational vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic reviews of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under the Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Trustee may reasonably request.

         (c) Release of Documents. Upon instruction from the Trustee, the Servicer shall release any document in the Receivable Files to the Trustee or its agent or designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee to return any document or any delay in doing so.

         Section 12.06. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of a bylaw or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

         Section 12.07. Indemnification by Servicer as Custodian. The Servicer, as custodian, shall indemnify the Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee.

         Section 12.08. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section.
If the Servicer shall resign as Servicer pursuant to Section 18.05 or if all of the rights and obligations of the Servicer may have been terminated pursuant to
Section 19.01, the appointment of the Servicer as custodian shall be terminated by the Trustee, or by the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and Class B Certificates, voting together as a single class, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section
19.01. The Trustee may terminate the Servicer's appointment as custodian, with cause at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or its agent at such place or places as the Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                                ARTICLE THIRTEEN

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 13.01. Duties of Servicer. The Servicer, as agent for the Trustee, shall administer the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable recreational vehicle receivables that it services for itself or others. The Servicer's duties shall include collecting and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, making Advances pursuant to Section 14.04 and making Non-Reimbursable Payments pursuant to
Section 14.05. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee or the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables or the related Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable, including a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Trust pursuant to
Section 2.01 with respect to such Receivable to the Servicer for the purposes of participating in such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 13.02. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable recreational vehicle receivables that it services for itself or others. If, as a result of extending of payments (including any increase in the number of payments) in the ordinary course of the Servicer's collection procedures, any Receivable will be outstanding on the Final Scheduled Distribution Date, then the Servicer shall repurchase such Receivable pursuant to Section 13.07 or
Section 21.02. In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable, the Servicer shall purchase such Receivable pursuant to Section 13.07, and the receivable created shall not be included in the Trust. For the purpose of such repurchases pursuant to Section 13.07, notice shall be deemed to have been received by the Servicer at such time as shall make repurchase mandatory as of the related Record Date.

Notwithstanding the foregoing, extensions or modifications of the payment schedule of a Receivable cannot be made unless the related Receivable is in default or a default thereunder is imminent or if such extension or modification is required by law. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion (i) waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable and (ii) waive the payment by the related Obligor of Accrued Interest on any Receivable; provided that, in connection with any such waiver of Accrued Interest, the Servicer shall make an Advance in respect of any Accrued Interest so waived in accordance with Section 14.04, it being understood and agreed that, notwithstanding anything to the contrary contained in the Agreement, the obligation of the Servicer hereunder shall be absolute and shall be performed regardless of whether the Servicer determines that such Advance shall be recoverable and that the Servicer shall have no right of reimbursement therefor.

         Section 13.03. Realization Upon Receivables. On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer shall have determined to be or that the Servicer believes will become a Defaulted Receivable (and shall specify such Receivables to the Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of recreational vehicle receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning a Financed Vehicle to a dealer for resale and selling a Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of converting a Financed Vehicle into cash proceeds. The Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Certificate Account in the manner specified in Section 14.06(a)(ii) and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 12.02 or by the Servicer pursuant to Section 13.07; provided, however, that if such Liquidation Proceeds are recovered subsequent to the purchase of a Receivable by the Seller such Liquidation Proceeds shall be paid to the Seller within two Business Days of receipt or, if received with respect to a Receivable purchased by the Servicer, may be retained by the Servicer or deposited in the Certificate Account in satisfaction of other obligations of the Servicer hereunder. The foregoing shall be subject to the proviso that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

         Section 13.04. Physical Damage Insurance. The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and maintained physical damage insurance covering each Financed Vehicle as of the date of execution of the related Receivable.

         Section 13.05. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle including the filing of financing statements and continuation statements with respect to the transfer of the security interest in such Financed Vehicle to the Trust. The Trustee hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Trust a first perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest in such Financed Vehicle and that the Servicer's listing as the secured party on the certificate of title is in its capacity as agent of the Trust.

         Section 13.06. Covenants of Servicer. The Servicer shall make the following covenants on which the Trustee will rely in accepting the Receivables in trust and authenticating the Certificates:

                   (i) Security Interest to Remain in Force. Except as contemplated by the Agreement, the Financed Vehicle securing each Receivable shall not be released by the Servicer from the security interest granted by the Receivable in whole or in part.

                  (ii) No Impairment. The Servicer shall not impair the rights of the Certificateholders in the Receivables.

                 (iii) Amendments. The Servicer shall not increase the number of payments under a Receivable except as permitted pursuant to
         Section 13.02, nor increase the Amount Financed under a Receivable.

         Section 13.07. Purchase of Receivables Upon Breach. The Servicer or the Trustee, as the case may be, shall inform the other party promptly, in writing, upon the discovery of any breach by the Servicer of its obligations pursuant to Section 13.06 which materially and adversely affects the interest of the Trust in any Receivable or pursuant to Section 13.02 in the case of a Receivable for which the related payment schedule has been extended or modified. Unless the breach shall have been cured by the second Record Date following the date of such discovery (or, at the Servicer's election, the first following Record Date), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such second Record Date. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or concurrently being deposited, in the Certificate Account with respect to such Receivable pursuant to Section 13.03) to the Certificate Account in the manner specified in Section 14.06(a)(i). The sole remedy of the Trustee, the Trust or the Certificateholders against the Servicer with respect to a breach pursuant to
Section 13.02 or 13.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section.

         Section 13.08. Servicing Fee. The Servicing Fee for a Collection Period shall equal the product of one twelfth times the Servicing Fee Rate times the Pool Balance as of the Record Date immediately preceding the first day of such Collection Period, except that in the case of the first Collection Period, the Servicing Fee shall equal the product of one twelfth times the Servicing Fee Rate times the Original Pool Balance. The Servicing Fee for any Collection Period shall be calculated based on a 360 day year comprised of twelve 30-day months. In addition, the Servicer shall also be entitled to receive as additional servicing compensation all late payment and extension fees, and other administrative fees with respect to the Receivables, collected (from whatever source) on the Receivables; provided, however, such late payment and other fees shall not form a part of the Servicing Fee and the Servicer shall be entitled to such fees as and when collected.

         Section 13.09. Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Trustee and the Letter of Credit Bank, if any, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 14.07 in respect of the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 14.10. The Servicer shall also specify to the Trustee no later than the Determination Date following the Record Date as of which the Seller shall be required to repurchase or the Servicer shall be required to purchase a Receivable, the identity of any such Receivable and the identity of any Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables as to which the Servicer has determined during the Collection Period that eventual payment in full is unlikely and with respect to which payment of the Repurchase Amount has been provided from whatever source as of any Record Date shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables). The Rating Agencies may request such additional information as the Servicer may be able to reasonably provide.

         Section 13.10. Annual Statement as to Compliance; Notice of Default; Opinion as to Interest of the Trustee in the Receivables.

         (a) The Servicer shall deliver to the Trustee and the Letter of Credit Bank, if any, on or before April 30 of each year, beginning with the first April 30 that occurs at least six months after the Cutoff Date, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ending the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee and the Letter of Credit Bank, if any, promptly after having obtained knowledge thereof, but in no event later than five Business

Days thereafter, an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause
(i) or (ii) of Section 19.01. The Seller shall deliver to the Trustee and Letter of Credit Bank, if any, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 19.01.

         (c) The Servicer shall deliver to the Trustee on or prior to April 30 of each year, commencing with the first April 30 that occurs at least six months after the Cutoff Date, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Section 13.11. Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Trustee and the Letter of Credit Bank, if any, on or before April 30 of each year beginning with the first April 30 that occurs at least six months after the Cutoff Date, a report addressed to the Board of Directors of the Servicer, the Trustee and the Letter of Credit Bank, if any, to the effect that such firm has examined the financial statements of the Servicer for the fiscal year ending the preceding December 31 and issued its report thereon and that such examination (i) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, and (ii) except as described in such report, disclosed no exceptions or errors in the records relating to receivables serviced for others that, in such firm's opinion, requires such firm to report.

         The report shall also indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 13.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         Section 13.13.  Reports to Certificateholders and Each Rating Agency.

         (a) The Trustee shall provide to any Certificateholder or Certificate Owner who so requests in writing a copy of (i) any Servicer's Certificate, (ii) any annual statement as to compliance described in Section 13.10(a), (iii) any annual report described in Section 13.11, (iv) any statement to Certificateholders pursuant to Section 14.10 or (v) the Agreement (without Exhibits). The Trustee may require such Certificateholder or Certificate Owner to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

         (b)     The Trustee shall forward to each Rating Agency a copy of each
(i) Servicer's Certificate described in Section 13.09, (ii) annual statement as to compliance described in Section 13.10(a), (iii) Officer's Certificate described in Section 13.10(b), (iv) Opinion of Counsel described in 13.10(c),
(v) annual independent certified public accountants' report described in
Section 13.11, (vi) statement to Certificateholders described in Section 14.10 and (vii) other report it may receive pursuant to the Agreement at its address specified in Section 22.05 or in the Agreement.

                                ARTICLE FOURTEEN

                          DISTRIBUTIONS; RESERVE FUND;
                        STATEMENTS TO CERTIFICATEHOLDERS

         Section 14.01.  Certificate Account.

         (a) The Servicer shall establish the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be a segregated trust account initially established with the Trustee and maintained (i) with the Trustee so long as the deposits of the Trustee have the Required Deposit Rating, or (ii) in a non-interest bearing segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers under applicable federal and state laws (which may include the Trustee) organized under the laws of the United States or any State and, if required by any Rating Agency, having the Required Long Term Debt Rating.

         (b) For so long as the bank or trust company then maintaining the Certificate Account has the Required Deposit Rating, all amounts held in the Certificate Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Permitted Investments. In the event that the short-term unsecured debt obligations of the Trustee no longer have the Required Deposit Rating, then the Servicer shall, with the Trustee's assistance as necessary, cause the Certificate Account to be moved within 15 days of such occurrence (i) to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (ii) to a non-interest bearing segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers under applicable federal and state laws (which may include the Trustee) organized under the laws of the United States or any State and, if required by any Rating Agency, having the Required Long Term Debt Rating. Earnings on investment of funds in the Certificate Account shall be paid to the Servicer.

         Section 14.02. Collections. The Servicer shall remit to the Certificate Account on a daily basis within two Business Days of receipt thereof, all payments by or on behalf of the Obligors (other than the amounts listed in subclauses (i)(a) and (b) of the definition of Available Funds as not constituting Available Funds) on or in respect of the Receivables (other than Repurchased Receivables) and all Liquidation Proceeds both as collected during each Collection Period.

         Fleetwood Credit has requested that the Servicer be permitted to make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence upon the Servicer's compliance with the specific terms and conditions set forth below in this Section and for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section, the Servicer will be permitted to remit such collections to the Certificate Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date but only for so long as (a)(i) except as provided in clause (b) below, the short-term credit rating of the Servicer is at least equal to the Required Servicer Rating by each Rating Agency, and (ii) no Event of Default shall have occurred and be continuing, provided, however, that immediately following the non-compliance with clause (i) above or in the event that an event of the nature specified in clause (iii) of Section 19.01 has occurred (notwithstanding any period of grace contained in such clause), the Servicer shall remit such collections to the Certificate Account on a daily basis within two Business Days of receipt thereof, or (b)(i) if the condition specified in clause (a)(ii) above is satisfied, and (ii) the Servicer shall have obtained a Servicer Letter of Credit issued in favor of the Trustee by a depository institution or insurance company, as the case may be, having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Trustee may draw thereon in the event that the Servicer fails to deposit collections into the Certificate Account on a monthly basis; provided that in connection with clause (b) above, the Servicer provides, to the Trustee, from each Rating Agency for which the Servicer's then-current short-term credit rating is not at least equal to the Required Servicer Rating for such Rating Agency, a letter to the effect that the satisfaction of the conditions in clause (b) above and allowing the Servicer to make monthly deposits will not result in a qualification, reduction or withdrawal of the then-current rating of the Rated Certificates and, if applicable, an Officer's Certificate from the Servicer to the effect that the Servicer's then-current short-term credit rating is at least equal to the Required Servicer Rating from each other Rating Agency, if any; and, provided further, that if the Servicer shall have obtained a Servicer Letter of Credit in accordance with clause (b) above, the Servicer shall be required to remit such collections in the manner provided for in Section 15.01(c) under the conditions specified in such Section. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (a)(ii) above that would require daily remittance by the Servicer to the Certificate Account unless it has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from Certificateholders as provided in Section 19.01. For purposes of this Article the phrase "payments made on behalf of Obligors" shall mean payments made by Persons other than the Seller, the Servicer or the Letter of Credit Bank, if any.

         Any funds held by the Servicer which it determines are to be remitted (or any of its own funds which the Seller or the Servicer determines to pay to the Letter of Credit Bank) in respect of a failure previously to remit collections which failure resulted in a payment under any Servicer Letter of Credit pursuant to Section 15.01 shall not be remitted to the Certificate Account, but shall instead be paid immediately and directly to the Letter of Credit Bank. Any such payment to the Letter of Credit Bank shall be accompanied by a copy of the Servicer's Certificate related to the previous failure to remit funds and an Officer's Certificate which includes a statement identifying, by reference to the items in such related Servicer's Certificate, each shortfall in Servicer remittances to which such payment relates. The Servicer will also provide the Trustee with copies of each such Servicer's Certificate and Officer's Certificate delivered with any such payment to the Letter of Credit Bank.

         Section 14.03. Application of Collections. As of each Record Date, all collections for the related Collection Period shall be applied by the Servicer as follows: with respect to each Receivable (including a Defaulted Receivable), payments by or on behalf of an Obligor shall be applied first to late payment and extension fees, second to interest accrued on the Receivable, third to principal of the Receivable and fourth to administrative charges, if any. Any excess shall be applied to prepay the principal balance of the Receivable.

         Section 14.04. Advances. As of each Record Date, the Servicer shall purchase from the Trust the aggregate Accrued Interest on the Receivables (including Accrued Interest waived by the Servicer pursuant to Section 13.02) at a price equal to the face value thereof. On the Business Day immediately preceding the related Distribution Date, the Servicer shall deposit an amount equal to the Accrued Interest in respect of each Receivable (an "Advance") in the Certificate Account in Automated Clearinghouse Corporation next-day funds or immediately available funds. The Servicer shall be entitled to reimbursement for unreimbursed Advances, without interest, with respect to a Receivable from subsequent Collected Interest allocable with respect to such Receivable, Liquidation Proceeds of or the Repurchase Amount of such Receivable or as otherwise provided in Section 14.07, except as otherwise provided in Sections 13.02 and 13.07. Except as otherwise provided in Section 13.02, the Servicer shall not be required to purchase Accrued Interest and make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance will not be recoverable from subsequent payments by or on behalf of the related Obligor, Liquidation Proceeds or the Repurchase Amount with respect to such Receivable (whether such Receivable is purchased by the Seller or the Servicer, to the extent such right of reimbursement is not waived in connection with any such repurchase) or otherwise.

         Section 14.05. Non-Reimbursable Payments. As of each Record Date, the Servicer shall be required to make a payment (the "Non-Reimbursable Payment") equal to the amount of interest that accrued on the aggregate Collected Principal for the related Collection Period, at a rate equal to the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate as of the Closing Date and (ii) the Servicing Fee Rate, from the date of collection of each payment of principal on or in respect of the Receivables comprising part of such aggregate Collected Principal through such Record Date, based on a year with the actual number of days in such year and consisting of twelve months with the actual number of days in such month. The Servicer shall not be entitled to reimbursement for any Non-Reimbursable Payment from the Trust, the Trustee, the Seller or the Letter of Credit Bank, if any. On the Business Day immediately preceding each Distribution Date, the Servicer shall deposit into the Certificate Account in Automated Clearinghouse Corporation next-day funds or immediately available funds an amount equal to the aggregate Non-Reimbursable Payments to be made in respect of the related Collection Period.

         Section 14.06.  Additional Deposits.

         (a) The following additional deposits shall be made to the Certificate Account: (i) the Servicer or the Seller, as the case may be, shall remit the aggregate Repurchase Amount with respect to Repurchased Receivables pursuant to Sections 12.02, 13.07 and 21.02, (ii) the Servicer shall remit the aggregate Liquidation Proceeds received during each Collection

Period (less any Liquidation Proceeds paid to the Seller or retained by the Servicer) pursuant to Section 13.03 and (iii) the Trustee shall deposit (A) the aggregate of any amounts received from any Letter of Credit Bank pursuant to Article Fifteen or (B) from the sale of Receivables pursuant to Section 21.03, in each case on the date of receipt thereof.

         (b) Except as otherwise provided in Section 14.02, all deposits required to be made in respect of a Collection Period pursuant to this Section by the Seller or the Servicer may be made in the form of a single deposit by the Seller or the Servicer, as the case may be, and shall be made in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 12:00 P.M., New York City time, on the Business Day preceding each Distribution Date.

         Section 14.07.  Distributions.

         (a) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates to the extent provided in this Section. On each Distribution Date, the Trustee shall cause to be made the following transfers and distributions from the Certificate Account in respect of the related Collection Period in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

                   (i) to the Servicer in reimbursement of an Advance previously made in respect of a Receivable, by wire transfer of immediately available funds, from monies on deposit in the Certificate Account in respect of (A) the amount of Collected Interest collected during the related Collection Period in respect of the related Receivable, (B) the interest portion of the Repurchase Amount (to the extent that the Repurchase Amount does not consist in part of a waiver of the right to reimbursement for an Advance made in respect of such Receivable, as provided in Section 13.02) and (C) the interest portion of Liquidation Proceeds of such Receivable; provided that no repayment of an Advance made by the Servicer in respect of a Receivable pursuant to this subclause, when taken together with all previous repayments made in respect of such Advance, may exceed the actual amount of the Advance;

                  (ii) to the Servicer, by wire transfer of immediately available funds, the aggregate payment of the Servicing Fee (including any unpaid Servicing Fees with respect to one or more prior Collection Periods); provided, however, that such fees shall be provided from Available Funds only to the extent, as determined by the Servicer pursuant to Section 14.03, such funds represent payment in respect of the Receivables allocable to interest; and

                 (iii) to the Class A Certificateholders as of the previous Record Date from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i) and (ii) above), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall; and, if such Collected Interest is insufficient, the Class A Certificateholders will receive such shortfall first, from the Class B Percentage of Collected Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

                  (iv) to the Class B Certificateholders as of the previous Record Date, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i), (ii) and
         (iii) above), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall; and, if such Collected Interest is insufficient, the Class B Certificateholders will receive such shortfall from monies on deposit in the Reserve Fund;

                   (v) to the Class A Certificateholders as of the previous Record Date, from Collected Principal (after giving effect to reduction in Collected Principal described in clause (iii) above) an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall; and, if such Collected Principal is insufficient, the Class A Certificateholders will receive such shortfall first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i) through (iv) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and

                  (vi) to the Class B Certificateholders as of the previous Record Date, from Collected Principal (after giving effect to the reduction in Collected Principal described in clauses (iii) and (v) above), an amount equal to the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall; and, if such Collected Principal is insufficient, the Class B Certificateholders will receive such shortfall first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i) through (v) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund.

         (b) On each Distribution Date, the Trustee shall distribute any excess amounts remaining in the Certificate Account after making the distributions described in clauses (a)(i) through (vi) above ("Excess Amounts") in the following amounts and in the following order of priority: (i) into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, and (ii) to the Seller.

         (c) Subject to Section 21.01 with respect to the final payment upon retirement of each Certificate, on each Distribution Date the Trustee shall distribute to the respective Certificateholders of record as of the previous Record Date by check mailed by the Trustee to each Certificateholder's respective address (or if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements) the amount to be distributed to such Certificateholder pursuant to such Holder's Certificate.

         (d) In the event that the Servicer determines that the amount of an Advance previously made in respect of a Receivable which became a Defaulted Receivable is not recoverable as a result of the fact that Liquidation Proceeds of such Defaulted Receivable are insufficient to fully reimburse the Servicer for such Advance, the Servicer shall be entitled to withdraw from the Certificate Account an amount equal to the amount that would be necessary to fully reimburse the Servicer for such Advance, and the amount available for the other distributions pursuant to this Section will be reduced accordingly.

         Section 14.08.  Subordination; Reserve Fund; Priority of
Distributions.

         (a) (i) In order to effectuate the subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain with the Trustee a separate trust account (the "Reserve Fund") which will include the money and other property deposited and held therein pursuant to Section 14.07(b)(i) and this Section. Except as otherwise provided in the Agreement, the Reserve Fund shall (A) be a segregated trust account initially established with the Trustee and maintained with the Trustee so long as the commercial paper or other short-term unsecured debt obligations or uninsured deposits of the Trustee have the Required Rating and (B) in the event that the commercial paper or other short-term unsecured debt obligations or uninsured deposits of the Trustee no longer have the Required Rating, within ten Business Days the Servicer shall, with the assistance of the Trustee as necessary, cause the Reserve Fund to be moved to (1) a segregated deposit account in a bank or trust company the commercial paper or other short-term unsecured debt obligations of which shall have the Required Rating, or (2) segregated trust accounts bearing designations clearly indicating the funds deposited therein are held in trust for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company (which may include the Trustee) having a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and organized under the laws of the United States, any State or the Commonwealth of Puerto Rico.

                 On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. The Reserve Fund shall not be part of the Trust but instead will be held for the benefit of the Holders of the Certificates. The Seller hereby acknowledges that any money and other property held in the Reserve Fund, including the Reserve Fund Initial Deposit (and any investment earnings thereon), is owned directly by it, and the Seller hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

                  (ii) In order to give effect to the subordination provided for herein and to assure availability of the amounts maintained in the Reserve Fund, the Seller hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Fund Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Fund from time to time under the Agreement, all Permitted Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Fund Property) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class A and Class B Distributable Amounts, together with any Class A and Class B Interest Carryover Shortfalls and Class A and Class B Principal Carryover Shortfalls, in accordance with Section 14.07 and this Section (all the foregoing, subject to the limitations set forth below, being the "Reserve Fund Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Fund Property in accordance with the terms and provisions of this Section.

                 (iii) Consistent with the limited purposes for which such trust is granted on each Distribution Date, the amounts on deposit in the Reserve Fund shall be available for distribution as provided in
         Section 14.07, in accordance with and subject to the following: if the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee shall release and distribute all such amounts to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no further rights in, or claims to, such amounts.

         (b)       (i)    Amounts held in the Reserve Fund shall be invested in
         Permitted Investments in accordance with written instructions from the Seller and such investments shall not be sold or disposed of prior to their maturity. Investment earnings attributable to the Reserve Fund Property shall not be available to satisfy the subordination provisions of the Agreement and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. All such investments shall be made in the name of the Trustee or its nominee, as collateral agent, and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Trustee to the Seller on each Distribution Date. Realized losses, if any, on investment of the Reserve Fund Property shall be charged first against undistributed investment earnings attributable to the Reserve Fund Property and then against the Reserve Fund Property.

                  (ii) With respect to the Reserve Fund Property, the Seller on behalf of itself, its successors and assigns and the Trustee agree that:

                          (A) Any Reserve Fund Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at the Trustee (in a segregated trust account if the deposits of the Trustee do not have the Required Deposit Rating) or at one or more depository institutions which have the Required Deposit Rating. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

                          (B) Any Reserve Fund Property that constitutes Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or a Financial Intermediary acting solely for the Trustee, as collateral agent.

                          (C)     Any Reserve Fund Property that is a
                 book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Fund Property as described in such paragraph.

                          (D)     Any Reserve Fund Property that is an
                 "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's or its Financial Intermediary's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

                 Effective upon Delivery of any Reserve Fund Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Fund Property for value, in good faith and without notice of any adverse claim thereto.

                 (iii) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or the Agreement) as may be determined to be necessary in an Opinion of Counsel to the Seller delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Seller and/or the Servicer, as the case may be, shall:

                          (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

                          (B) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

                  (iv) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve Fund Property.

         (c) Upon termination of this Agreement in accordance with Section 21.01, any amounts on deposit in the Reserve Fund, after payment of amounts due to the Class A and Class B Certificateholders, shall be paid to the Seller.

         Section 14.09. Net Deposits. For so long as (i) Fleetwood Credit shall be the Servicer and (ii) the Servicer shall be entitled pursuant to
Section 14.02 to remit collections on a monthly rather than daily basis, the Servicer may make the remittances pursuant to Sections 14.02, 14.04, 14.05 and
14.06 net of amounts to be distributed to the Servicer pursuant to Section
14.07. Nonetheless, the Servicer shall account for all of the above described remittances and distributions in the Servicer's Certificate as if the amounts were deposited and/or distributed separately.

         Section 14.10. Statements to Certificateholders. On each Distribution Date, the Trustee shall include with each distribution to each Class A Certificateholder and Class B Certificateholder of record, a statement based on information in the related Servicer's Certificate furnished pursuant to Section 13.09, setting forth for the related Collection Period the following information (stated in the case of items (i), (ii) and (iii) below, on the basis of a Certificate with a denomination of $1,000) as of the related Record Date or such Distribution Date, as the case may be:

                   (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

                  (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

                 (iii) the Certificateholder's pro rata portion of the Servicing Fee and any additional servicing compensation paid to the Servicer and the fee paid to the Letter of Credit Bank, if any;

                  (iv) the Pool Balance, the Class A Pool Factor and the Class B Pool Factor as of the related Record Date;

                   (v) the amount, if any, of proceeds received during the related Collection Period in connection with any physical damage insurance policies covering Financed Vehicles;

                  (vi) the amount on deposit in the Reserve Fund, after giving effect to distributions made on such Distribution Date, such amount as a percentage of the Pool Balance and, if the amount on deposit in the Reserve Fund has been reduced to zero, the number and aggregate dollar amount of Defaulted Receivables;

                 (vii) the Servicer Letter of Credit Amount, if any, and such amount as a percentage of the Pool Balance;

                (viii) the amount, if any, of proceeds received during the related Collection Period from Dealer repurchase obligations relating to Defaulted Receivables;

                  (ix) the number and aggregate amount of Paid-Ahead Receivables, the aggregate amount of unreimbursed Advances made with respect to such Paid-Ahead Receivables and the change in such amounts from the previous Collection Period;

                   (x) the aggregate amount of unreimbursed Advances and the change in such amount from the previous Collection Period;

                  (xi) the Class A Certificate Balance and the Class B Certificate Balance as of such Record Date, after giving effect to payments allocated to principal reported under (i) above;

                 (xii) the amount of the Class A Principal and Interest Carryover Shortfalls and the Class B Principal and Interest Carryover Shortfalls, if any, on such Distribution Date and any change in such Class A and Class B Principal and Interest Carryover Shortfalls from the preceding Distribution Date;

                (xiii) the amount of Realized Losses, if any, on such Distribution Date and the change in such amount from the prior Distribution Date; and

                 (xiv) the amount otherwise distributable to the Class B Certificateholders that is distributed to the Class A
         Certificateholders on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee shall furnish, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in each of clauses (i) through (iii) and (xiii) above for such calendar year or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustee for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.

                                ARTICLE FIFTEEN

                         THE SERVICER LETTER OF CREDIT

         Section 15.01.  Servicer Letter of Credit.

         (a) If the Servicer has obtained a Servicer Letter of Credit, on any Distribution Date which immediately follows a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis pursuant to Section 14.02 the Servicer shall have failed to make in full the remittances to the Certificate Account pursuant to Section 14.02 required for distribution to Certificateholders on such Distribution Date by 12:00 P.M., New York City time, on the Business Day immediately preceding such Distribution Date, the Trustee shall immediately deliver a demand for payment under the Servicer Letter of Credit to the Letter of Credit Bank requesting payment in the amount of the shortfall between the amount of funds that are required to be remitted by the Servicer to the Certificate Account as set forth in the related Servicer's Certificate and the amount of funds actually so remitted. Upon receipt of a completed demand for payment by the Trustee under the Servicer Letter of Credit, the Letter of Credit Bank shall pay or cause to be paid, at the time and in the manner provided in the Servicer Letter of Credit, an amount equal to the lesser of (i) the amount demanded by the Trustee and (ii) the amount available under the Servicer Letter of Credit (the "Servicer Letter of Credit Amount") to the Trustee for credit to the Certificate Account. Except as otherwise provided in the Servicer Letter of Credit, the Servicer Letter of Credit Amount shall equal the lesser of (x) the product of the Initial Servicer Letter of Credit Amount and the Reset Percentage, or (y) the Pool Balance as of the related Record Date. For the purpose of Section 14.07 or 19.01(i), amounts deposited by the Trustee pursuant to this Section shall be deemed to constitute Servicer remittances with respect to which the demand on the Servicer Letter of Credit was made.

         (b) Any Servicer Letter of Credit may be terminated by the Trustee at any time when the Servicer's short term debt obligations are rated at least equal to the Required Servicer Rating by each Rating Agency; provided, however, that prior to any such termination of the Servicer Letter of Credit, the Servicer shall furnish to the Trustee, from each Rating Agency for which the Servicer's then-current short-term credit rating is not at least as specified above, a letter to the effect that the rating then assigned to the Rated Certificates will not be qualified, reduced or withdrawn and, if applicable, an Officer's Certificate of the Servicer to the effect that the Servicer's then-current short-term credit rating is at least as specified above from each other Rating Agency, if any. Notwithstanding the foregoing, if the short term debt obligations of the Servicer are subsequently downgraded below the Required Servicer Rating by any Rating Agency, the Servicer shall be required to obtain an insurance policy, letter of credit or surety bond acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the rating then assigned to the Rated Certificates will not be qualified, reduced or withdrawn) which insurance policy or surety bond, if it shall not replace the Servicer Letter of Credit, shall be drawn upon prior to any draws made upon the Servicer Letter of Credit pursuant to this Section, or the Servicer shall remit collections to the Certificate Account on a daily basis pursuant to
Section 14.02. In addition, the Servicer may cancel the Servicer Letter of Credit for so long as the Servicer is





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
required to remit collections to the Certificate Account on a daily basis pursuant to Section 14.02. The Servicer shall provide notice of such cancellation of the Servicer Letter of Credit pursuant to the immediately preceding sentence to each Rating Agency. The Servicer shall also provide notice of the renewal, if any, of the Servicer Letter of Credit to each Rating Agency and the Trustee.

         (c) Notwithstanding the other provisions of this Section, in the event that on any day during a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis as a result of having obtained a Servicer Letter of Credit pursuant to Section 14.02 and the aggregate amount of collections described in the first sentence of
Section 14.02 exceeds the product of the Servicer Letter of Credit Percentage and the Servicer Letter of Credit Amount, then the Servicer shall cause the amount of such excess to be deposited into the Certificate Account on the next succeeding Business Day.





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
                                ARTICLE SIXTEEN

                                THE CERTIFICATES

         Section 16.01. The Certificates. Unless otherwise specified in the Agreement, the Certificates shall be issued in denominations of $1,000 and integral multiples thereof in registered form; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that includes any remaining portion of the Original Class A Certificate Balance or the Original Class B Certificate Balance, as the case may be (each, a "Residual Certificate"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer under the Trustee's seal imprinted thereon and attested on behalf of the Trust by the manual or facsimile signature of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         Section 16.02. Execution, Authentication and Delivery of Certificates. The Trustee shall deliver to, or upon the order of the Seller, in exchange for the Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, the constructive delivery to the Trustee of the Receivable Files relating thereto and the delivery to the Trustee of the other components of the Trust, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the sum of the Original Class A Certificate Balance and the Original Class B Certificate Balance, and evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form of such Certificate appearing as an Exhibit to the Agreement executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 16.03.  Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Registrar shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar. In the event that, subsequent to the date of issuance of the Certificates, the Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of the Agreement applicable to it, and otherwise acceptable to the Trustee, to act as successor Certificate Registrar under the Agreement.





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
         (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 16.07, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class, in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at such office or agency.

         (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

         (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Section 16.04.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar and the Trustee shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate and (ii) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 16.05. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee and the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.05 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         Section 16.06. Access to List of Certificateholder Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Certificate Registrar of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates of any Class aggregating not less than 25% of the Voting

Interests evidenced by such Class, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 16.07. Maintenance of Office or Agency. The Certificate Registrar shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Agreement may be served. Unless otherwise provided in the Agreement, the Trustee shall designate its Corporate Trust Office as specified in the Agreement as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 16.08. Temporary Certificates. In the event that the Agreement provides that either Class of Certificates are not to be issued in book-entry form pursuant to Section 16.09, pending the preparation of definitive Certificates of such Class, the Trustee, on behalf of the Trust, may execute and authenticate and deliver, temporary Certificates of such Class that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency to be maintained as provided in Section 16.07, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of definitive Certificates in authorized denominations. Until so exchanged the temporary Certificates shall in all respects be entitled to the same benefits under the Agreement as definitive Certificates.

         Section 16.09. Book-Entry Certificates. Unless otherwise specified in the Agreement, the Class A Certificates and the Class B Certificates, upon original issuance (except for the Residual Certificates) each will be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Seller. The certificates delivered to DTC evidencing such Certificates shall initially be registered on the Certificate Register in the name of CEDE & CO., the nominee of DTC, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 16.11. Unless otherwise specified in the Agreement, subject to Section 16.11, unless and until





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
definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 16.11:

                   (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                 (iii) to the extent that the provisions of this Section conflict with any other provisions of the Agreement, the provisions of this Section shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and, pursuant to the related depository agreement, unless and until Definitive Certificates are issued pursuant to Section 16.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants; and

                   (v) whenever the Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Voting Interests thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Trustee.

         Section 16.10. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under the Agreement, other than to the Holder of the Residual Certificates, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 16.11, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Certificates to the Clearing Agency.

         Section 16.11. Definitive Certificates. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Letter of Representations and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests in Class A Certificates or Class B Certificates aggregating not less than 51% of the Voting Interests of the related Class, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency with respect to such Class is no longer in the best interests of the related





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
Certificate Owners, then the Trustee shall notify all such Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Trustee shall not be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency.





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
                               ARTICLE SEVENTEEN

                                   THE SELLER

         Section 17.01. Representations of Seller. The Seller shall make the following representations on which the Trustee shall rely in accepting the Receivables in trust and executing and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee.

                   (i) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire and own the Receivables.

                  (ii) Due Qualification. The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (iii) Power and Authority. The Seller shall have the power and authority to execute and deliver the Agreement and to carry out its terms, the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of the Agreement shall have been duly authorized by the Seller by all necessary corporate action.

                  (iv) Valid Sale; Binding Obligations. The Agreement shall evidence a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                   (v) No Violation. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms of the Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of the Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (d) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

         Section 17.02. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under the Agreement and shall have no other obligations or liabilities hereunder.

         Section 17.03. Merger or Consolidation of, or Assumption of the Obligations of, Seller; Certain Limitations.

         (a) Any corporation (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under the Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall deliver to the Trustee, a letter from each Rating Agency to the effect that such merger, consolidation or succession will not result in a qualification, reduction or withdrawal of the then-current rating of the Rated Certificates.

         (b)       (i)    Subject to paragraph (ii) below, the purpose of the
         Seller shall be to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                  (ii) Notwithstanding paragraph (b)(i) above, the purpose of the Seller shall be limited to the following purposes, and activities incident to and necessary or convenient to accomplish the following purposes: (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, retail installment sale contracts or wholesale loans secured by new and used recreational vehicles (the "Recreational Vehicle Receivables"); (B) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of certificates or notes or other evidences of indebtedness (the "Offered Securities") that are collateralized by or evidence an interest in Recreational Vehicle Receivables; and (C) to negotiate, authorize, execute, deliver and assume the obligations or any agreement relating to the activities set forth in clauses (A) and (B) above, including but not limited to any pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement (each, a "Securitization Agreement") or to engage in any lawful activity which is incidental to the activities contemplated by any such Securitization Agreement. So long as any outstanding debt of the Seller or Offered Securities are rated by any nationally recognized statistical rating organization, the Seller shall not borrow money other than in connection with the issuance of Offered Securities by the Corporation pursuant to a Securitization Agreement unless (I) the Seller has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowing which notes or borrowing are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such rated debt or Offered Securities, or (II) such notes or borrowings (X) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) or are nonrecourse against any assets of the Seller other than the assets pledged to secure such notes or borrowing, (Y) do not constitute a claim against the Seller in the event such assets are insufficient to pay such notes or borrowing, and (Z) where such notes or borrowing are secured by the rated debt or Offered Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) to such rated debt or Offered Securities.

         (c) Notwithstanding any other provision of this Section and any provision of law, the Seller shall not do any of the following:

                   (i) engage in any business or activity other than as set forth in clause (b) above;

                  (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Seller (which must include the affirmative vote of all duly appointed Independent Directors, as required by the articles of incorporation of the Seller), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Seller or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no director may be required by any shareholder of the Seller to consent to the institution of bankruptcy or insolvency proceedings against the Seller so long as it is solvent; or

                 (iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity, except for the acquisition of the Recreational Vehicle Receivables of Fleetwood Credit and the sale of Recreational Vehicle Receivables to one or more trusts in accordance with the terms of clause (b)(ii) above, on which there shall be no such restriction.

         Section 17.04. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall be unrelated to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

         Section 17.05. Seller May Own Certificates. The Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of the term "Certificateholder." Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority or distinction as among all of the Certificates.

         Section 17.06. No Transfer of Excess Amounts. The Seller hereby covenants that, except as otherwise provided in the Agreement, it will not transfer, pledge or assign to any Person any part of its right to receive any Excess Amounts pursuant to Section 14.07(b)(ii) unless it has first delivered to the Trustee and each Rating Agency an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such transfer will not (i) adversely affect the status of the Trust as a grantor trust pursuant to subpart E, part I of subchapter J of the Code and (ii) cause the Reserve Fund to be taxable as a corporation under the Code. The Seller shall give written notice to each Rating Agency of any proposed transfer, pledge or assignment to any Person of all or any part of its right to receive Excess Amounts pursuant to
Section 14.07(b)(ii).

                                ARTICLE EIGHTEEN

                                  THE SERVICER

         Section 18.01. Representations of Servicer. The Servicer shall make the following representations on which the Trustee shall rely in accepting the Receivables in trust and executing and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee.

                 (i) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                (ii) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by the Agreement) shall require such qualifications.

               (iii) Power and Authority. The Servicer shall have the power and authority to execute and deliver the Agreement and to carry out its terms; and the execution, delivery and performance of the Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

                (iv) Binding Obligations. The Agreement shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                 (v) No Violation. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms of the Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or, to the best of the Servicer's knowledge, any





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
         order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                (vi) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of the Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

         Section 18.02.  Liability of Servicer; Indemnities.

         (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement and shall have no other obligations or liabilities under the Agreement. Such obligations shall include the following:

                   (i) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders and the Letter of Credit Bank, if any, from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

                  (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Letter of Credit Bank, if any, from and against any taxes that may at any time be asserted against the Trustee, the Trust or the Letter of Credit Bank, if any, with respect to the transactions contemplated in the Agreement, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Trustee or the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

                 (iii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through the willful misfeasance, negligence or bad faith of the Servicer in the performance of its duties under the Agreement.





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
                  (iv) The Servicer shall indemnify, defend and hold harmless the Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, negligence or bad faith of the Trustee; (B) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Trustee; (C) shall arise from the breach by the Trustee of any of its representations or warranties set forth in Section 20.14; (D) shall be one as to which the Seller is required to indemnify the Trustee; or (E) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

         (b) Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

         Section 18.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation shall execute an agreement of assumption to perform every obligation of the Servicer under the Agreement, shall be the successor to the Servicer under the Agreement without further act on the part of any of the parties to the Agreement. The Servicer shall promptly provide notice and inform the Trustee and each Rating Agency of any merger, consolidation or succession pursuant to this Section.

         Section 18.04.  Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee or the Certificateholders, except as provided in the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement; provided, however, that this provision shall not protect the Servicer or any such individual against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement.

         (b) Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and





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
the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

         (c) The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute, nor defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

         Section 18.05. Servicer Not to Resign. The Servicer shall not resign from its obligations and duties under the Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 19.02.





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
                                ARTICLE NINETEEN

                               EVENTS OF DEFAULT

         Section 19.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

                   (i) Any failure by the Servicer to deliver to the Trustee the Servicer's Certificate for the related Collection Period, or any failure by the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) to deliver to the Trustee, for distribution to Certificateholders, any proceeds or payment required to be so delivered under the terms of the Certificates or the Agreement, in each case that continues unremedied for a period of three Business Days after discovery by an officer of the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) or written notice of such failure is given (1) to the Servicer or the Seller, as the case may be, by the Trustee or (2) to the Trustee and the Servicer or the Seller, as the case may be, by the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; or

                  (ii) Failure on the part of the Servicer (or so long as the Servicer is Fleetwood Credit, the Seller) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (or so long as the Servicer is Fleetwood Credit, the Seller) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of the Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller, as the case may be, by the Trustee or (2) to the Trustee and the Servicer or the Seller, as the case may be, by the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; or

                 (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv) The consent by the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) of or relating to substantially all of its property; or the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) shall admit in writing its inability to pay its debts generally as they become due, file a





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
         petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as such Event of Default shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, by notice given in writing to the Servicer (and to the Trustee if given by Class A and Class B Certificateholders) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such Successor Servicer as may be appointed under Section 19.02; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the predecessor Servicer in the Certificate Account or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 19.02. Trustee to Act; Appointment of Successor Servicer. Upon the Servicer's receipt of notice of termination pursuant to Section 19.01 or resignation pursuant to Section 18.05, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under the Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under the Agreement if no such notice of termination or resignation had been given. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of recreational vehicle or motor vehicle receivables, as the successor to the Servicer under the Agreement provided that the appointment of any such Successor Servicer will not result in the qualification, reduction or withdrawal of the rating then assigned to the Rated Certificates by each Rating Agency. In connection with such appointment, the Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on the Receivables as it and such





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
Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under the Agreement. The Trustee and such Successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. The Trustee shall not be relieved of its duties as Successor Servicer under this Section until the newly appointed Servicer shall have assumed the responsibilities and obligations of the Servicer under the Agreement.

         Section 19.03. Reimbursement for Advances. If a Successor Servicer replaces the Servicer, the predecessor Servicer shall be entitled to receive reimbursement for Advances previously made by such Servicer, in the manner specified, and to the extent provided, in Section 14.04.

         Section 19.04. Notification of Events of Default. Upon (i) the occurrence of an Event of Default and the expiration of any cure period applicable thereto or (ii) any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Letter of Credit Bank, if any, and to each Rating Agency.

         Section 19.05. Waiver of Past Defaults. The Holders of Class A Certificates and Class B Certificates evidencing not less than 51% of the Voting Interests thereof, voting together as a single class, may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Account in accordance with the Agreement or in respect of a covenant or provision hereof that under Section 22.01 cannot be modified or amended without the consent of the Holder of each Certificate. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.





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
                                 ARTICLE TWENTY

                                  THE TRUSTEE

         Section 20.01. Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth in the Agreement. If an Event of Default shall have occurred and shall not have been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 19.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to recreational vehicle or motor vehicle receivables that it services for itself or others.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

         No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

                   (i) prior to the occurrence of an Event of Default, and after the curing or waiving of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in the Agreement, no implied covenants or obligations shall be read into the Agreement against the Trustee, the permissive right of the Trustee to do things enumerated in the Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of the Agreement; and

                 (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, relating to the time, method and place of conducting any proceeding for any remedy





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
         available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Agreement.

         Except for actions expressly authorized by the Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

         All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under the Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation.

         Section 20.02. Trustee's Certificate. On or as soon as practicable after each Record Date as of which Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to Section 20.03, the Trustee shall execute a Trustee's Certificate, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account and notices received pursuant to the Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 12.02 or 21.02 or purchased by the Servicer pursuant to Section 13.07 or 21.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to the Seller or the Servicer, as the case may be. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title and interest in and to such Repurchased Receivable and to the other property conveyed to the Trust pursuant to Section 12.01 with respect to such Repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

         Section 20.03. Trustee's Assignment of Repurchased and Removed Receivables. With respect to Receivables repurchased by the Seller pursuant to
Section 12.02 or 21.02, purchased by the Servicer pursuant to Section 13.07 or 21.02, the Trustee shall by a Trustee's Certificate assign, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, all the Trustee's right, title and interest in and to such Receivable and the other property conveyed to the Trust pursuant to Section 2.01 with respect to such Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If, in any enforcement suit or legal proceeding, it shall be held that the





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
Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in the name of the Trustee or the names of the Certificateholders.

         Section 20.04.  Certain Matters Affecting Trustee.

         (a)     Except as otherwise provided in Section 20.01:

                   (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such Opinion of Counsel;

                 (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; however, nothing contained in the Agreement shall relieve the Trustee of its obligation, upon the occurrence of an Event of Default (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement;

                   (v) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Class A Certificates and Class B Certificates evidencing not less than 25% of the Voting Interests thereof, voting together as a single class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Seller or the Servicer, as the case may be, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian.

         (b) No Certificateholder will have any right to institute any proceeding with respect to the Agreement, unless such Holder shall have given to the Trustee written notice of default and (i) the Event of Default arises from the Servicer's failure to remit collections or payments when due or (ii) the Holders of Class A Certificates and Class B Certificates evidencing not less than 25% of the Voting Interests thereof, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

         Section 20.05. Trustee Not Liable for Certificates or Receivables. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the execution by the Trustee on behalf of the Trust of, or the certificate of authentication on, the Certificates), or of any Receivable or related document. The Trustee shall have no obligation to perform any of the duties of the Seller or Servicer unless explicitly set forth in the Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority; the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement; the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer or any Obligor; any action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under the Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under the





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Agreement or based on the Trustee's willful misconduct, bad faith or negligence no recourse shall be had for any claim based on any provision of the Agreement, the Certificates or any Receivable or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds thereof, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

         Section 20.06. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         Section 20.07. Trustee's Fees and Expenses. The Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in connection with the execution of the trusts created by the Agreement and in the exercise and performance of any of the powers and duties under the Agreement of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all individuals not regularly in its employ) incurred or made by the Trustee in defense of any action brought against it in connection with the Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under the Agreement. Additionally, the Servicer, pursuant to Section 18.02, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 20.04 shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances.

         Section 20.08. Indemnity of Trustee and Successor Servicer. Upon the appointment of a successor Servicer pursuant to Section 19.02 (a "Successor Servicer"), such Successor Servicer and the Trustee and their respective agents and employees shall be indemnified by the Trust and held harmless against any loss, liability, or expense (including reasonable attorney's fees and expenses) arising out of or incurred in connection with the acceptance of performance of the trusts and duties contained in the Agreement to the extent that (i) the Successor Servicer or the Trustee, as the case may be, shall not be indemnified for such loss, liability or expense by the Servicer pursuant to Section 18.02;
(ii) such loss, liability or expense shall not have been incurred by reason of the Successor Servicer's or the Trustee's willful misfeasance, bad faith or negligence; and (iii) such loss, liability or expense shall not have been incurred by reason of the Successor Servicer's or the Trustee's breach of its respective representations and warranties pursuant to Sections 18.01 and 20.14, respectively.

         The Successor Servicer and/or the Trustee shall be entitled to the indemnification provided by this Section only to the extent all amounts due the Class A Certificateholders and the Class B Certificateholders with respect to any Distribution Date pursuant to Section 14.07





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
have been paid in full and all amounts required to be deposited in the Reserve Fund with respect to any Distribution Date pursuant to Section 14.07(b)(i) have been so deposited.

         Section 20.09. Eligibility Requirements for Trustee. The Trustee under the Agreement shall at all times be a corporation having its corporate trust office in the same State as the location of the Corporate Trust Office as specified in the Agreement, organized and doing business under the laws of such State or the United States, authorized under such laws to exercise corporate trust powers, have a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authorities and, if required by any Rating Agency, having the Required Long Term Debt Rating.

         If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 20.10.

         Section 20.10. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The appointment of any successor Trustee shall be subject to the prior approval of the Letter of Credit Bank, if any, so long as such approval shall not be unreasonably withheld.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 20.09 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 20.11.





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         Section 20.11.  Successor Trustee.  Any successor Trustee appointed pursuant to Section 20.10 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 20.09.

         Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register and shall give notice by mail to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 20.12.  Merger or Consolidation of Trustee.  Any corporation
(i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) which may succeed to the business of the Trustee, which corporation executes an agreement of assumption to perform every obligation of the Trustee under the Agreement, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 20.09, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Notice of any such merger shall be given by the Trustee to the Rating Agencies.

         Section 20.13. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.
No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 20.09





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
and no notice of a successor trustee pursuant to Section 20.11 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 20.11.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                  (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement.

                 (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in the Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Trustee of its obligations and duties under the Agreement.





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         Section 20.14.  Representations and Warranties of Trustee.  The
Trustee shall make the following representations and warranties on which the Seller and Certificateholders may rely:

                   (i) Organization and Good Standing. The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

                  (ii) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver and perform its duties and obligations under the Agreement, and shall have taken all necessary action to authorize the execution, delivery and performance by it of the Agreement.

                 (iii) No Violation. The execution, delivery and performance by the Trustee of the Agreement (a) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) shall not violate any provision of the corporate charter or by-laws of the Trustee, and (c) shall not violate any provision of, constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under the Agreement or the transactions contemplated in the Agreement.

                  (iv) No Authorization Required. The execution, delivery and performance by the Trustee of the Agreement shall not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

                   (v) Duly Executed. The Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms.





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
                               ARTICLE TWENTY ONE

                                  TERMINATION

         Section 21.01. Termination of the Trust. The Trust and the respective obligations and responsibilities of the Seller, the Servicer, any Letter of Credit Bank and the Trustee shall terminate upon the first to occur of (i) the purchase on any Distribution Date by the Seller or the Servicer at its option, pursuant to Section 21.02, of the corpus of the Trust, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, (iii) the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust or
(iv) the sale by the Trustee of all of the Receivables remaining in the Trust pursuant to Section 21.03; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush of the State of Texas living on the date of the Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

         Notice of any termination, specifying the Distribution Date upon which Certificateholders are expected to be able to surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, and
(iii) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Letter of Credit Bank, if any, at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 14.07.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the United Way.

         As soon as practicable after the Distribution Date specified for the final distribution or upon such other date upon which all amounts to be paid to the Certificateholders pursuant to





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
the Agreement have been paid, the Trustee shall surrender the Servicer Letter of Credit to the Letter of Credit Bank for cancellation.

         Section 21.02. Optional Purchase of All Receivables. On each Distribution Date following a Record Date as of which the Pool Balance is 10% or less of the Original Pool Balance, the Seller or the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Trust; provided that the option to purchase provided in this Section shall not be exercised if the final distribution to Certificateholders would be less than the aggregate outstanding principal amount of the Certificates plus the sum of
(i) the Class A Interest Distributable Amount for the related Distribution Date, (ii) any outstanding Class A Interest Carryover Shortfall, (iii) the Class B Interest Distributable Amount for such Distribution Date and (iv) any outstanding Class B Interest Carryover Shortfall. To exercise such option, the Seller or the Servicer, or any successor to the Servicer, as the case may be, shall notify the Trustee in writing, no later than the tenth day of the month in which the Record Date as of which such purchase is to be effected and, if there are any Book-Entry Certificates, the Clearing Agency in accordance with the Letter of Representations, and shall deposit pursuant to Section 14.06 in the Certificate Account an amount equal to the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses), such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee, and shall succeed to all interests in and to the Trust; provided, however, the Seller or the Servicer, or any successor to the Servicer, as the case may be, may not effect any such purchase if the long-term unsecured debt obligations of the related entity are rated less than Baa3, unless the Trustee shall have received an Opinion of Counsel that such purchase will not constitute a fraudulent conveyance. The payment shall be made in the manner specified in Section 14.06(a)(i), and shall be distributed pursuant to Section
14.07. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables pursuant to this Section, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

         Section 21.03. Sale of All Receivables. In accordance with the procedures and schedule set forth as an Exhibit to the Agreement (the "Auction Procedures"), the Trustee shall conduct an auction (the "Auction") of the Receivables remaining in the Trust (such Receivables hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to clause (iv) of the first paragraph of Section 21.01 on the second Distribution Date succeeding the Record Date on which the Pool Balance is 5% or less of the Original Pool Balance. Fleetwood Credit may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

                   (i) the Auction has been conducted in accordance with the Auction Procedures;

                  (ii) the Trustee has received good faith bids for the Auction Property from at least two bidders;

                 (iii) one or more financial advisors, as advisor to the Trustee (each, an "Advisor"), shall have advised the Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for motor vehicle retail installment sale contracts willing and able to purchase the Auction Property;

                  (iv) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as set forth in a written opinion of the Advisor to the Trustee);

                   (v) any bid submitted by Fleetwood Credit or any affiliate of Fleetwood Credit shall reasonably represent the fair market value of the Auction Property, as independently verified and represented in writing by a qualified independent third party evaluator (which may include an investment banking firm), selected by the Trustee; and

                  (vi) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to the sum of (a) the greater of (1) the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (2) an amount that when added to amounts on deposit in the Certificate Account that would constitute Available Funds for such second succeeding Distribution Date would result in proceeds sufficient to distribute the sum of (A) the Class A Distributable Amount plus any unpaid Class A Interest Carryover Shortfall and any unpaid Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates, and (B) the Class B Distributable Amount plus any unpaid Class B Interest Carryover Shortfall and any unpaid Class B Principal Carryover Shortfall, and (b) the sum of (1) an amount sufficient to reimburse the Servicer for any unreimbursed Advances and (2) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Collection Periods.

         Provided that all of the conditions set forth in clauses (i) through
(vi) above have been met, the Trustee shall sell and transfer the Auction Property, without recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Auction Property in the Certificate Account at least one Business Day prior to such second succeeding Distribution Date. In addition, the Auction must stipulate that the Servicer be retained to service the Receivables on terms substantially similar to those in the Agreement. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, the Trustee may from time to time in the future, but shall not under any further obligation to, solicit bids for sale of the assets of the Trust upon the same terms and conditions as set forth above.





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                               ARTICLE TWENTY TWO

                            MISCELLANEOUS PROVISIONS

         Section 22.01. Amendment. The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders or the Letter of Credit Bank, if any, (a) to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision of the Agreement, to add, change or eliminate any other provision with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement, (b) to change the formula for determining the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded and (c) to amend or modify any provisions in the Agreement relating to the Servicer Letter of Credit, if any, or the acquisition thereof (provided that no such amendment or modification pursuant to this clause (c) shall be made without the consent of the Letter of Credit Bank, if any, which consent shall not be unreasonably withheld); provided, however, that for all purposes of clauses (a) through (c) above, such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and provided, further, that prior to changing the formula for determining the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded or amending or modifying any provisions relating to the Servicer Letter of Credit or the Letter of Credit Bank, if any, the Servicer shall deliver to the Trustee a letter from each Rating Agency to the effect that such revised formula will not cause the rating then assigned to the Rated Certificates to be qualified, reduced or withdrawn.

         The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Voting Interests of each Class of Certificates, voting together as a single class, and upon not less than two weeks' prior notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Certificateholders or the Letter of Credit Bank, if any; provided, however, that no such amendment shall (i) except as otherwise provided in the first paragraph of this Section, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of the Receivables, or distributions that shall be required to be made on any Certificate or to or by the Letter of Credit Bank, if any, or (ii) reduce the aforesaid percentage of the Voting Interests of the Certificates of each Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. The Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and to the Letter of Credit Bank, if any.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.





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         Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

         Section 22.02.  Protection of Title to Trust.

         (a) Each of the Seller and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders, the Letter of Credit Bank, if any, and the Trustee in the Receivables and in the proceeds thereof. Each of the Seller and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Seller and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of their respective principal executive offices if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the particular grantor trust in such Receivable and that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant to the Agreement.





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
         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in recreational vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, creditor or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

         (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours and upon reasonable notice to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee promptly after the execution and delivery of the Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act within the time periods specified in such sections.

         (k) For the purpose of facilitating the execution of the Agreement and for other purposes, the Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 22.03. Limitation on Certificateholder Rights. The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to the Agreement or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 19.05 and 22.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything set forth in the Agreement or contained in the terms of the Certificates, be construed so as to constitute the holders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken pursuant to any provision of the Agreement.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under the Agreement except in the manner provided in the Agreement and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 22.04. Governing Law. The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties under the Agreement shall be determined in accordance with such laws.

         Section 22.05. Notices. All demands, notices and communications under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller or the Servicer, to the agent for service as specified in the Agreement, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Trustee;
(ii) in the case of the Trustee, at the Corporate Trust Office; (iii) in the case of any Letter of Credit Bank to the address provided in the Agreement;
(iv) in the case of Standard & Poor's, at 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; (v) in the case of Moody's, at 99 Church Street, New York, New York 10007 Attention: ABS Monitoring Department; and (vi) in the case of Duff & Phelps, at 55 East Monroe, Chicago, Illinois 60603. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         Section 22.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of the Agreement or of the Certificates or the rights of the Holders thereof.

         Section 22.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 17.03 and 18.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class.

         Section 22.08. Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 16.02, 16.03, 16.04, 16.08, 16.09 or 16.11, each of the related Certificates shall be deemed fully paid.

         Section 22.09. No Petition. Each of the Servicer and the Trustee covenants and agrees that prior to the date which is one year and one day after the date upon which each Class of Certificates has been paid in full, it will not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of the Agreement or the termination of the Servicer or the Trustee, as the case may be, under the Agreement.

                                *    *    *    *

                                                                       EXHIBIT A


                           SERVICER LETTER OF CREDIT


                                                             ____________, _____

                                                          Credit No. ___________


__________________________________
__________________________________
__________________________________
__________________________________

Attention:  Corporate Trust Office

Ladies and Gentlemen:

         At the request and for the account of our customer, Fleetwood Credit Corp., a California corporation ("Fleetwood Credit"), we (the "Letter of Credit Bank") hereby establish in your favor this Servicer Letter of Credit, wherein you, as trustee (the "Trustee") under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 1996, among Fleetwood Credit Receivables Corp. ("FCRC"), Fleetwood Credit and you, pursuant to which $___________ in aggregate principal amount of Asset Backed Certificates (the "Certificates") of the Fleetwood Credit Grantor Trust (the "Trust") have been issued, are hereby irrevocably authorized to draw upon the terms and conditions hereinafter set forth, in an aggregate amount not exceeding $_______ (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount"). This Servicer Letter of Credit is effective immediately and expires at the close of business on __________, ____ (the "Expiration Date") at the counters of the Letter of Credit Bank's _____________ Branch.

         Funds under this Servicer Letter of Credit are available to you against your written certificate signed by one who states therein that he is your duly authorized officer, appropriately completed, in the form of Annex 1 hereto for payment of certain amounts due from, but unpaid by, Fleetwood Credit under the Pooling and Servicing Agreement.

         We hereby agree that each demand made under and in compliance with the terms of this Servicer Letter of Credit will be duly honored by us upon due delivery of the certificate(s), as specified above, appropriately completed (together with such enclosures, if any, required thereby), if presented as specified on or before the expiration date hereof. If a presentation in respect of payment is made by you hereunder at or prior to 12:00 Noon, [LOS ANGELES] time, on a Business Day, and provided that the documents so presented conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than 9:00 a.m., [LOS ANGELES] time, on the following

Business Day. If a presentation in respect of payment is made by you hereunder after 12:00 Noon, [LOS ANGELES] time, on a Business Day, such presentation shall be deemed to have been made prior to 12:00 Noon, [LOS ANGELES] time, on the next succeeding Business Day. You agree to use your best efforts to provide us telephonic notice at the time any presentation in respect of payment is made hereunder; provided, however, that failure to provide such telephonic notice shall not affect our obligation to make payment in respect of any such presentation in respect of payment. If requested by you, payment under this Servicer Letter of Credit will be wire transferred to an account specified by the Trustee in the related certificate. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which the Trustee or banking institutions in New York, New York or [LOS ANGELES], California shall be authorized or obligated by law, executive order or governmental decree to be closed.

         If a drawing made by you hereunder does not, in any instance, conform to the terms and conditions of this Servicer Letter of Credit, we shall give you prompt notice that the purported drawing was not effected in accordance with the terms and conditions of this Servicer Letter of Credit, stating the reasons therefor and that we are holding any documents presented in connection therewith at your disposal or are returning the same to you, as we may elect.

         Only you, as Trustee, may make a drawing under this Servicer Letter of Credit. Upon the payment of the amount specified in the related certificate(s) presented hereunder, we shall be fully discharged of our obligation under this Servicer Letter of Credit with respect to such certificate(s) and we shall not thereafter be obligated to make any further payments under this Servicer Letter of Credit in respect of such certificate(s) to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

         This Servicer Letter of Credit shall automatically terminate at our close of business in [LOS ANGELES], California on the first to occur of the following dates (the "Termination Date"): (i) the Expiration Date, or if said date shall not be a Business Day, on the Business Day next succeeding said date, (ii) the date of receipt by us of your written certificate signed by your authorized officer, appropriately completed, in the form of Annex 2 hereto,
(iii) the payment by us of the final drawing available to be made hereunder or
(iv) on the date specified in our letter to you in the form of Annex 5 hereto. If we are not then in default hereunder by reason of our having wrongfully failed to honor a demand for payment hereunder, this Servicer Letter of Credit shall be promptly surrendered to us upon the Termination Date.

         Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed the Stated Amount in effect immediately prior to such drawing. Each drawing honored by us hereunder shall pro tanto reduce the Stated Amount in effect immediately prior to such drawing.

         The Stated Amount under the Servicer Letter of Credit shall be automatically further reduced at the close of business on the 15th day of each month, or if such day is not a

Business Day, the next following Business Day, commencing on __________ 15, ____ (each, a "Reset Date"), so that the Stated Amount at the close of business on such Reset Date will equal the lesser of (i) the Stated Amount as theretofore in effect or (ii) the product of $_________ and the Reset Percentage; provided that the Stated Amount as of the close of business on any Reset Date shall be further reduced if the Stated Amount would otherwise exceed the Pool Balance (as defined in the Pooling and Servicing Agreement). For purposes of this Servicer Letter of Credit, the Reset Percentage on any Reset Date shall be equal to a fraction the numerator of which is the number of Receivables in the Trust at the close of business on the last day of the calendar month preceding the calendar month in which such Reset Date occurs (as evidenced by the Servicer's Certificate for such calendar month) and the denominator of which is the original number of Receivables in the Trust as of _______________. Although the adjustment on each Reset Date shall occur automatically, by acceptance of this Servicer Letter of Credit you agree on or as soon as practicable following each Reset Date on which any reduction has been effected pursuant to the preceding sentence, and in any event within one Business Day after our written request (which may be by telex or telecopier) on any subsequent date on which a drawing certificate is presented hereunder, to deliver to us your certificate in the form of Annex 3 hereto (each, a "Reduction Certificate"), appropriately completed, setting forth the calculation of the Stated Amount as so adjusted; but the failure to deliver such Reduction Certificate shall not otherwise affect the effectiveness of any such reduction.

         This Servicer Letter of Credit shall be governed by the internal laws of the State of California, including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of California. This Servicer Letter of Credit shall be supplemented by the provisions (to the extent that such provisions are not inconsistent with this Servicer Letter of Credit and said Article 5) of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, except
Article 45 thereof.

         All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Servicer Letter of Credit shall be in writing, or shall be transmitted by tested telex or telecopier (promptly confirmed in either case in writing), and shall be addressed to us at ______________________________, specifically referring thereon to this Servicer Letter of Credit by number.

         You may transfer your rights under this Servicer Letter of Credit in their entirety (but not in part) to any transferee who has succeeded you as trustee pursuant to the Pooling and Servicing Agreement and such transferred rights may be successively transferred. The transfer of your rights under this Servicer Letter of Credit to any such transferee shall be effected upon the presentation to us of this Servicer Letter of Credit accompanied by a transfer letter in the form attached hereto as Annex 4.

         This Servicer Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the

Certificates), except only Annexes 1 through 5 hereto; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.


                                           Very truly yours,

                                           ____________________________________



                                           By: ________________________________
                                                Name:
                                                Title:

                              ANNEX 1 TO SERVICER
                        LETTER OF CREDIT NO.


                       CERTIFICATE FOR "ANNEX 1 DRAWING"

         The undersigned, The Chase Manhattan Bank, as trustee (the "Trustee"), acting through the undersigned duly authorized officer of the Trustee, hereby certifies to _________________________________________ (the "Letter of Credit
Bank"), with reference to the Bank's Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; any capitalized terms used herein and not defined having its respective meaning as set forth in the Servicer Letter of Credit) issued in favor of the Trustee, that:

                 (1) The Trustee is the Trustee under the Pooling and Servicing Agreement.

                 (2) Fleetwood Credit, as servicer ("Servicer") under the Pooling and Servicing Agreement, has notified us, as Trustee under the Pooling and Servicing Agreement, pursuant to a Servicer's Certificate (as defined in the Pooling and Servicing Agreement) (a copy of which is attached hereto) furnished pursuant to Section 13.09 of the Pooling and Servicing Agreement that the following amount was required to be remitted by the Servicer to the Certificate Account (as such term is defined in the Pooling and Servicing Agreement) pursuant to Section
         14.02 of the Pooling and Servicing Agreement with respect to the Distribution Date (as defined in the Pooling and Servicing Agreement) occurring on [insert applicable Distribution Date]: $[insert amount required to be remitted pursuant to Section 14.02].

                 (3) Fleetwood Credit has failed to deposit the following portion of amounts owed by it with respect to such Distribution Date as set forth in paragraph (2) above: $[insert amount of deficiency].

                 (4) The Trustee is making a drawing under the Servicer Letter of Credit in the amount of $__________ which amount equals the lesser of (a) the amount set forth in paragraph (3) and (b) the amount identified by the Servicer in the Servicer's Certificate referred to in paragraph (2) above as being available on the date hereof to be drawn under the Servicer Letter of Credit.

                 (5) The Trustee has not received notice from Fleetwood Credit or any other person or entity contesting the accuracy of such Servicer's Certificate.

                 (6) The account to which payment under the Servicer Letter of Credit is to be wire transferred is Account No. __________, maintained at ___________________________.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the _____ day of ___________.


                                           The Chase Manhattan Bank           ,
                                           as Trustee



                                           By: ________________________________
                                                Name:
                                                Title:

                              ANNEX 2 TO SERVICER
                          LETTER OF CREDIT NO.


                        CERTIFICATE FOR THE TERMINATION
                    OF SERVICER LETTER OF CREDIT NO.

         The undersigned, a duly authorized officer of The Chase Manhattan Bank, as trustee (the "Trustee"), hereby certifies to ____________________ (the "Letter of Credit Bank") with reference to the Servicer Letter of Credit Bank's Irrevocable Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; any capitalized term used herein and not defined having its respective meaning as set forth in the Servicer Letter of Credit) issued in favor of the Trustee, that [the Pooling and Servicing Agreement has been terminated in accordance with its terms and the Certificate Account defined therein contains sufficient funds to pay in full all outstanding Certificates issued thereunder] or [in accordance with Section 15.01(b) of the Pooling and Servicing Agreement, the Servicer Letter of Credit has been terminated on the date hereof] or [the Trustee has received the Letter of Credit Bank's letter in the form of Annex 5 to the Servicer Letter of Credit].* Accordingly, we herewith return to you for cancellation the Servicer Letter of Credit which is terminated, as of the date hereof, pursuant to its terms.

Date: __________________                   The Chase Manhattan Bank,
                                           as Trustee



                                           By: ________________________________
                                                      Authorized Officer





_____________________________________

*  Select appropriate alternative.

                              ANNEX 3 TO SERVICER
                         LETTER OF CREDIT NO.


                  CERTIFICATE FOR THE REDUCTION OF THE STATED
                 AMOUNT OF SERVICER LETTER OF CREDIT NO.

         The undersigned, a duly authorized officer of The Chase Manhattan Bank, as trustee (the "Trustee"), hereby certifies to _________________ (the "Letter of Credit Bank") with reference to the Letter of Credit Bank's Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; any capitalized terms used herein and not defined having its respective meaning as set forth in the Servicer Letter of Credit) issued in favor of the Trustee, that:

                 (1) The Trustee is the Trustee under the Pooling and Servicing Agreement.

                 (2) On the basis of the Servicer's Certificate attached hereto, the Trustee hereby confirms that effective [insert Reset Date] the Stated Amount of the Servicer Letter of Credit has been reduced from $__________ to $__________, which amount equals the product of $__________ and the Reset Percentage; provided that if the Stated Amount would exceed the Pool Balance set forth in such certificate as of the end of last month, the Stated Amount shall be reduced to the amount of the Pool Balance.

                 (3) This Certificate has been prepared and presented in strict compliance with the terms of the Pooling and Servicing Agreement and the Servicer Letter of Credit.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the _______ day of __________, ____.


                                           The Chase Manhattan Bank, as Trustee



                                           By: ________________________________
                                                Name:
                                                Title:

                              ANNEX 4 TO SERVICER
                         LETTER OF CREDIT NO.



                                                           _____________, _____


__________________________________
__________________________________
__________________________________
__________________________________

         Re:  Servicer Letter of Credit No. _________

Ladies and Gentlemen:

         For value received, the undersigned beneficiary hereby irrevocably transfers to:


           _________________________________________________________
                        (Name and Address of Transferee)


all rights of the undersigned beneficiary to draw under the above-captioned Servicer Letter of Credit (the "Servicer Letter of Credit"). The transferee has succeeded the undersigned as Trustee under the Pooling and Servicing Agreement (as defined in the Servicer Letter of Credit).

         By this transfer, all rights of the undersigned beneficiary in the Servicer Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Servicer Letter of Credit pertaining to transfers.

         The Servicer Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you cause the transfer of the Servicer Letter of Credit to our transferee or that, if so requested by the transferee, you cause the issuance of a new

Servicer Letter of Credit in favor of the transferee with provisions consistent with the Servicer Letter of Credit.

                                        Very truly yours,

                                        ______________________________________,
                                        as predecessor Trustee



                                        By:____________________________________
                                           Name:
                                           Title:

                              ANNEX 5 TO SERVICER
                         LETTER OF CREDIT NO.

                     [Letterhead of Letter of Credit Bank]


                                                             ____________, ____


[Insert name of Beneficiary]
[Address]
Attention:  _______________________

         Re:     Servicer Letter of Credit No. _________
                 of _____________________

Ladies and Gentlemen:

         On the date hereof we have received notice from Fleetwood Credit Corp. ("Fleetwood Credit") that its short-term credit rating has been upgraded to [the Required Servicer Rating] by [insert name of applicable Rating Agency].

         [On the date hereof, as a result of such upgrading] or [At the close of business on the [immediately] [second]* succeeding Distribution Date (as defined in the Servicer Letter of Credit) following the date hereof, as a result of such downgrading]**, the Servicer Letter of Credit is hereby terminated. Please deliver the Servicer Letter of Credit to us for cancellation as soon as practicable following such date, accompanied by your certificate in the form of Annex 2 to the Servicer Letter of Credit.


                                        Very truly yours,

                                        ______________________________________,



                                        By:____________________________________
                                           Name:
                                           Title:


_____________________________

* Insert "immediately" if the date of this letter is after the 15th day of the month. Insert "second" if the date of this letter is on or prior to the 15th day of the month.
**       Select appropriate alternative.

                                                                     EXHIBIT B-1


                             TRUSTEE'S CERTIFICATE
                       PURSUANT TO SECTION 20.02 OR 20.03
                          OF THE POOLING AND SERVICING
                                   AGREEMENT

         The Chase Manhattan Bank, as trustee (the "Trustee") of the Fleetwood Credit 1996-B Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1996 among Fleetwood Credit Receivables Corp., as Seller, Fleetwood Credit Corp., as Servicer, and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Seller pursuant to Section
12.02 or 21.02 of the Agreement and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this _th day of _________, 19__.


                                        The Chase Manhattan Bank,
                                        as Trustee



                                        By: _______________________________
                                        Title:





                                     B-1-1

                                                                     EXHIBIT B-2


                             TRUSTEE'S CERTIFICATE
                       PURSUANT TO SECTION 20.02 OR 20.03
                          OF THE POOLING AND SERVICING
                                   AGREEMENT

         The Chase Manhattan Bank, as trustee (the "Trustee") of the Fleetwood Credit _____ Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1996 among Fleetwood Credit Receivables Corp., as Seller, Fleetwood Credit Corp., as Servicer (the "Servicer"), and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Servicer pursuant to Section 13.07 or 21.02, and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this _th day of _________, 19__.


                                        The Chase Manhattan Bank,
                                        as Trustee


                                        By: _______________________________
                                        Title:





                                     B-2-1